Filed Pursuant to Rule 424(b)(3)
Registration No. 333-190698

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
SUPPLEMENT NO. 1, DATED MAY 15, 2015,
TO THE PROSPECTUS, DATED APRIL 28, 2015

This prospectus supplement, or this Supplement No. 1, is part of the prospectus of American Realty Capital Hospitality Trust, Inc., or the Company, dated April 28, 2015, or the Prospectus. This Supplement No. 1 modifies, supersedes and replaces certain information contained in the Prospectus and should be read in conjunction with the Prospectus. This Supplement No. 1 will be delivered with the Prospectus. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purposes of this Supplement No. 1 are to, among other things:

•	update disclosure on the cover page;
•	update disclosure in the prospectus summary;
•	update disclosure relating to the asset management subordinated deferred participation;
•	update disclosure relating to risk factors;
•	update disclosure relating to the business and market overview;
•	update disclosure relating to investment objectives and criteria;
•	update disclosure relating to management's discussion and analysis of financial condition and results of operation;
•	replace Appendix C-1 — Subscription Agreement and Appendix C-2 — Multi-Offering Subscription Agreement; and
•	attach our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 as Annex A.

OPERATING INFORMATION

Status of the Offering

We commenced our reasonable best efforts initial public offering of up to 80.0 million shares of common stock on January 7, 2014 (excluding shares to be issued under the distribution reinvestment plan, or DRIP). On February 3, 2014, we satisfied the general escrow conditions of our initial public offering of common stock. On such date, we received and accepted aggregate subscriptions equal to the minimum of $2.0 million in shares of common stock, broke escrow and issued shares to AR Capital, LLC, the parent of our sponsor, in the amount of $0.5 million at a purchase price of $22.50 per share. On June 30, 2014, we received and accepted aggregate subscriptions in excess of $20.0 million in shares of common stock and broke escrow in Ohio and Washington. On September 12, 2014, we received and accepted aggregate subscriptions in excess of $100.0 million in shares of common stock and broke escrow in Pennsylvania. Accordingly, we are now accepting subscriptions from residents of all states.

We will offer shares of our common stock until January 7, 2016, unless the offering is extended in accordance with the Prospectus, provided that the offering will be terminated if all 80.0 million shares of our common stock are sold before such date (subject to our right to reallocate shares offered pursuant to the DRIP for sale in our primary offering).

As of May 7, 2015, we have received approximately $500 million in gross proceeds pursuant to our primary offering.

Shares Currently Available for Sale

As of May 7, 2015, there were approximately 20.3 million shares of our common stock outstanding. As of May 7, 2015, there were approximately 59.7 million shares of our common stock available for sale, excluding shares available under our DRIP.

PROSPECTUS UPDATES

Cover Page

The following disclosure hereby replaces the second bullet on the cover page of the Prospectus.

“•	We intend to use substantial available proceeds from this offering to reduce our borrowings, including borrowings made in connection with the acquisition of a portfolio of 116 hotel assets, or the Grace Portfolio, which may limit our ability to pay distributions from offering proceeds or acquire additional properties.”

Prospectus Summary

The following disclosure hereby replaces the second bullet under the heading “Are there any risks involved in an investment in your shares?” on page 4 of the Prospectus.

“•	We intend to use substantial available proceeds from this offering to reduce our borrowings, including borrowings made in connection with the acquisition of the Grace Portfolio, which may limit our ability to pay distributions from offering proceeds or acquire additional properties.”

The following disclosure hereby replaces the final sentence under the heading “Do you use leverage?” on page 6 of the Prospectus.

“We intend to use substantial available proceeds from this offering to reduce our borrowings, including to make mandatory redemptions of the Grace Preferred Equity Interests, and we expect that upon repayment of the Grace Preferred Equity Interests in full we will have reduced our portfolio leverage to below the 300% maximum limit.”

Management Compensation

The first sentence under the heading “Determination of Amount” with respect to the Asset Management Subordinated Deferred Participation — Our Advisor on pages 17 and 125 of the Prospectus is hereby replaced in its entirety with the following.

“Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, cause the operating partnership to issue a number of restricted operating partnership units designated as Class B Units of our operating partnership, or Class B Units, to our advisor or its assignees equal to: (i) the product of (y) 0.1875% multiplied by (z) the cost of our assets (until the NAV pricing date, then the lower of the cost of assets and the fair value of our assets); divided by (ii) the value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the primary offering price minus selling commissions and dealer manager fees) and, at such time as we estimate NAV, per share NAV.”

Risk Factors

The following risk factor replaces in its entirety the risk factor under the heading “We intend to use substantial available proceeds from this offering to reduce our borrowings by approximately $500 million, which may limit our ability to pay distributions from offering proceeds or acquire additional properties for some time.” beginning on page 32 of the Prospectus and cross-references to the risk factor replaced on pages 34 and 79 of the Prospectus, are also hereby updated.

“We intend to use substantial available proceeds from this offering to reduce our borrowings, which may limit our ability to pay distributions from offering proceeds or acquire additional properties.

Prior to our entry into an agreement to acquire the Grace Portfolio in May 2014, a majority of our independent directors waived the total portfolio leverage requirement of our charter with respect to the acquisition of the Grace Portfolio should such total portfolio leverage exceed 300% of our total “net assets” (as defined in our charter) upon the acquisition of the Grace Portfolio. Following the acquisition of the Grace Portfolio in February 2015, our total portfolio leverage (which includes the Grace Preferred Equity Interests) exceeded this 300% limit, and we expect it will continue to do so for some time. As of March 31, 2015, our total portfolio leverage was 538%. As of March 31, 2015, the principal amount of our outstanding secured financing, which excludes the Grace Preferred Equity Interests, was approximately 60% of the total value of our real estate investments and our other assets.

Since the closing of the Grace Acquisition, we have used an aggregate of $81.4 million of offering proceeds to reduce indebtedness, including the repayment in full of the $63.1 million Barceló Promissory Note (together with approximately $3.5 million deferred payment with respect to the March 2014 acquisition of the Georgia Tech Hotel & Conference Center) and mandatory redemption of the Grace Preferred Equity Interests of $13.0 million. Following this mandatory redemption, approximately $434.1 million remained outstanding under the Grace Preferred Equity Interests. As required under the terms of the Grace Preferred Equity Interests, we intend to continue to use 35.0% of offering proceeds to redeem the Grace Preferred Equity Interests at par, up to a maximum of $350.0 million in redemptions for any 12-month period. We expect that upon repayment of the Grace Preferred Equity Interests in full we will have reduced our portfolio leverage to below the 300% maximum limit. We may also use proceeds from this offering to pay interest, principal and to meet other obligations under our other debt obligations.

There can be no assurance we will be able to raise the funds required to meet these objectives on a timely basis, or at all. See “— Our ability to implement our investment strategy, reduce our borrowings as intended or pay distributions is dependent, in part, upon the ability of our dealer manager to successfully conduct this offering.” Moreover, since our inception, we have been dependent upon offering proceeds to fund all of our distributions and a portion of the purchase price for new hotel investments. Therefore, the continued use of substantial offering proceeds to repay debt may limit our ability to pay distributions from offering proceeds or acquire additional properties. Moreover, the continued use of substantial offering proceeds to repay debt will also reduce the available cash flow to fund working capital, capital expenditures, including the funding of PIP reserves required under the Grace Indebtedness, and other general corporate purposes, which could have a material adverse impact on our business and reduce cash available for distributions to holders of our common stock.”

The following risk factor replaces in its entirety the risk factor under the heading “Since our inception, all of our distributions have been paid from offering proceeds. Distributions paid from sources other than our cash flows from operations, particularly from proceeds of this offering, will result in us having fewer funds available to reduce our borrowings as intended and acquire additional properties and may adversely affect our ability to fund future distributions” on page 33 of the Prospectus.

“Since our inception, all of our distributions have been paid from proceeds of this offering. Distributions paid from sources other than our cash flows from operations, particularly from proceeds of this offering, will result in us having fewer funds available to reduce our borrowings as intended and acquire additional properties and may adversely affect our ability to fund future distributions.

During the year ended December 31, 2014 and the three months ended March 31, 2015, we paid distributions of $3.5 million and $4.6 million, respectively, all of which were funded from proceeds of this offering, including proceeds of this offering which were reinvested in common stock issued pursuant to the DRIP. Since our inception, all of our distributions have been paid from proceeds of this offering.

We may pay distributions from unlimited amounts of any source, including borrowing funds, using proceeds from this offering, issuing additional securities or selling assets. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except in accordance with our organizational documents and Maryland law.

We anticipate that as we realize the expected benefits of the Grace Portfolio our cash flow from operations will fund distributions, but there can be no assurance we will be able to generate sufficient cash flow from operations to do so. We may continue in the future to pay distributions from sources other than from our cash flows from operations, including proceeds from this offering.

Using proceeds from this offering to pay distributions, especially if the distributions are not reinvested through our DRIP, reduces cash available for investment in assets or other purposes and will likely reduce our per share stockholder equity.

We may continue not to generate sufficient cash flows from operations to fully pay distributions, and our ability to use cash flows from operations to pay distributions in the future may also be adversely impacted by our substantial indebtedness. If we have not generated sufficient cash flows from our operations and other sources, such as from borrowings, the sale of additional securities, advances from our advisor, and our advisor’s deferral, suspension or waiver of its fees and expense reimbursements, to fund distributions, we may continue to use the proceeds from this offering, although we currently intend to use substantial proceeds from this offering to reduce our borrowings, which could limit our ability to pay distribution from proceeds from this offering. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders, from which we will have already paid offering expenses in connection with this offering. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

Funding distributions from borrowings could restrict the amount we can borrow for investments, which may, among other things, affect our earnings. Funding distributions with the sale of assets or the proceeds of this offering may affect our ability to generate additional operating cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock or securities that are convertible or exercisable into shares of our common stock to third-party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flows from operations, affect our earnings or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse effect on your investment in our common stock.”

The following risk factor replaces in its entirety the risk factor under the heading “We have incurred substantial indebtedness, and high levels of debt could hinder our ability to pay distributions and could decrease the value of your investment” on page 61 of the Prospectus.

“We have incurred substantial indebtedness, and high levels of debt could hinder our ability to pay distributions and could decrease the value of your investment.

We have incurred substantial indebtedness in acquiring the properties we currently own, and substantially all of these real properties have been pledged as security under our indebtedness. Prior to our entry into an agreement to acquire the Grace Portfolio in May 2014, a majority of our independent directors waived the total portfolio leverage requirement of our charter with respect to the acquisition of the Grace Portfolio should such total portfolio leverage exceed 300% of our total “net assets” (as defined in our charter) upon the acquisition of the Grace Portfolio. Following the acquisition of the Grace Portfolio in February 2015, our total portfolio leverage (which includes the Grace Preferred Equity Interests) exceeded this 300% limit, and we expect it will continue to do so for some time. As of March 31, 2015, our total portfolio leverage was 538%. As of March 31, 2015, the principal amount of our outstanding secured financing, which excludes the Grace Preferred Equity Interests, was approximately 60% of the total value of our real estate investments and our other assets. We expect that upon repayment of the Grace Preferred Equity Interests in full we will have reduced our portfolio leverage to below the 300% maximum limit. See “— Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc. — We intend to use substantial available proceeds from this offering to reduce our borrowings, which may limit our ability to pay distributions from offering proceeds or acquire additional properties.”

High debt levels may cause us to incur higher interest charges, will result in higher debt service payments and are accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment in our common stock. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property or properties securing the loan that is in default, thus reducing the value of your investment. For U.S. federal income tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. All of our mortgages to date contain cross-collateralization or cross-default provisions, meaning that a default on a single property could affect multiple properties, and any mortgages we enter into in the future may contain cross-collateralization or cross-default provisions. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected which could result in our losing our REIT status and would result in a decrease in the value of our stockholders’ investment.”

Business and Market Overview

The following disclosure is added as the second sentence in the section entitled “Business and Market Overview — Macroeconomic Environment — Strong Growth Fundamentals in the Four Quadrants of Hospitality: GDP, Jobs, Housing and Consumer Confidence: — GDP Growth” on page 86 of the Prospectus.

“2014 GDP growth was highlighted by particularly encouraging second and third quarter growth of 4.6% and 5.0%, respectively.”

The following disclosure is added after the section entitled “Business and Market Overview — Macroeconomic Environment — Strong Growth Fundamentals in the Four Quadrants of Hospitality: GDP, Jobs, Housing and Consumer Confidence: — GDP Growth” on page 86 of the Prospectus.

“Increase in Household New Worth Household Net Worth ($ in Trillions) — Household net worth increased $17 trillion (26%) from 2012 – 2014, providing support for increased consumer spending.

Household Net Worth ($ in Trillions)
90
85
80
75
70
65
60
Jan-12
Mar-12
May-12
Jul-12
Sep-12
Nov-12
Jan-13
Mar-13
May-13
Jul-13
Sep-13
Nov-13
Jan-14
Mar-14
May-14
Jul-14
Sep-14

Source: Federal Reserve Bank of St. Louis”

The following replaces in its entirety the disclosure under the section entitled “Business and Market Overview — Macroeconomic Environment — Strong Growth Fundamentals in the Four Quadrants of Hospitality: GDP, Jobs, Housing and Consumer Confidence: — Job Growth” on page 86 of the Prospectus.

“Job Growth — Monthly job growth has been positive since the fourth quarter of 2010, highlighted by 12 consecutive months of monthly job growth over 200,000 from March 2014 through February 2015.

400
200
0
-200
-400
-600
-800
-1,000
Jan-08
May-08
Sep-08
Jan-09
May-09
Sep-09
Jan-10
May-10
Sep-10
Jan-11
May-11
Sep-11
Jan-12
May-12
Sep-12
Jan-13
May-13
Sep-13
Jan-14
May-14
Sep-14
Jan-15

Source: Federal Reserve Bank of St. Louis, as of February 2015”

The following replaces in its entirety the disclosure under the section entitled “Business and Market Overview — Macroeconomic Environment — Expansion of Both the Manufacturing and Non-Manufacturing Sectors” on page 89 of the Prospectus.

“Expansion of Both the Manufacturing and Non-Manufacturing Sectors

Service industries in the U.S. expanded at the fastest pace in four years in 2014.

U.S. Manufacturing Indices
70
60
50
40
30
Jan-09
May-09
Sep-09
Jan-10
May-10
Sep-10
Jan-11
May-11
Sep-11
Jan-12
May-12
Sep-12
Jan-13
May-13
Sep-13
Jan-14
May-14
Sep-14
Above 50 = expansion
ISM Manufacturing PMI
ISM Non-Manufacturing BAI

Source: Federal Reserve Bank of St. Louis”

The following disclosure is added after the section entitled “Business and Market Overview — Macroeconomic Environment — Expansion of Both the Manufacturing and Non-Manufacturing Sectors” on page 89 of the Prospectus.

“Lodging Benefits from Declining Oil

Plummeting oil prices are putting downward pressure on travel prices inflation, particularly in the transportation segments; the cost of air travel, ground transportation and rental cars are all expected to decline in 2015. Lodging, which has been fueled by demand, is the only segment of the industry where prices are projected higher.

Lodging Only Segment of Travel Price Index with Positive 2015 Inflation Expectations

Travel Price Index Components: 2015 Inflation Expecations
6.0%
4.0%
2.0%
0.0%
(2.0%)
(4.0%)
(6.0%)
4.5%
2.4%
0.6%
(4.2%)
(4.7%)
(4.8%)
Lodging
Food
Other
Air
Rental Cars
Ground

Source: Rockport Analytics, Moody’s, DKSA

Households Accruing Significant Savings From Falling Gasoline Prices

The benefits of consumer spending/saving due to falling oil prices were not reflected in 2014 economic data, as gasoline’s price benefits will take time to accumulate. Households are expected to slowly accrue savings from buying the same amount of gasoline as usual while paying slightly less. Given the decline in gasoline prices, analysts have estimated that households will save between $250 – $800 per year.

U.S. Department of Commerce, Wells Fargo Securities”

The following disclosure is added under the heading “Business and Market Overview — Industry Overview — Growth in Travel and Lodging Expenditures” on page 91 of the Prospectus.

“Lodging expenditures totaled $182 billion in 2014, representing the #2 source of travel spending.

2014 U.S. Travel Expenditures: $928 Billion

Source: U.S. Travel Association”

The following replaces in its entirety the disclosure under the section entitled “Business and Market Overview — Industry Overview — Consumer Spending” on page 91 of the Prospectus.

“Consumer Spending

As a result, consumer spending on air transportation and hotels & motels leads all major PCE categories:

Source: Bloomberg”

The following disclosure is added immediately prior to the section entitled “Business and Market Overview — Industry Overview — Historical RevPAR Growth by Segment” on page 93 of the Prospectus.

“

Source: GBTA Foundation, Bureau of Labor Statistics, Rockport Analytics”

The following disclosure is added immediately prior to the section entitled “Business and Market Overview — Industry Overview — Current Positioning of ADR as Percentage of RevPAR Growth Indicates Significant Upside Remaining in Lodging Cycle” on page 95 of the Prospectus.

“Demand-Supply Delta, YTD March 2015

Source: Smith Travel Research”

The following replaces in its entirety the chart under the section entitled “Business and Market Overview — Industry Overview — Increasing ADR Metrics” on page 97 of the Prospectus.

“

Source: Smith Travel Research and US Bureau of Labor Statistics”

The following replaces in its entirety the chart under the section entitled “Business and Market Overview — Industry Overview — 2015E Fundamental Drivers (Annual Percent Change)” on page 97 of the Prospectus.

“

Source: PKF Hospitality Research, LLC, Smith Travel Research”

Investment Objectives and Criteria

The following disclosure replaces the third paragraph under the heading “Borrowing Policies” on page 152 of the Prospectus in its entirety.

“Prior to our entry into an agreement to acquire the Grace Portfolio in May 2014, a majority of our independent directors waived the total portfolio leverage requirement of our charter with respect to the acquisition of the Grace Portfolio should such total portfolio leverage exceed 300% of our total “net assets” (as defined in our charter) upon the acquisition of the Grace Portfolio. Following the acquisition of the Grace Portfolio in February 2015, our total portfolio leverage (which includes the Grace Preferred Equity Interests) exceeded this 300% limit, and we expect it will continue to do so for some time. As of March 31, 2015, our total portfolio leverage was 538%. We intend to use substantial available proceeds from this offering to reduce our borrowings, including to make mandatory redemptions of the Grace Preferred Equity Interests, and we expect that upon repayment of the Grace Preferred Equity Interests in full we will have reduced our portfolio leverage to below the 300% maximum limit.”

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following disclosure replaces the third sentence of the eighth paragraph under the heading “Liquidity and Capital Resources” on page 173 of the Prospectus in its entirety.

“We intend to use substantial available proceeds from this offering to reduce our borrowings, including to make mandatory redemptions of the Grace Preferred Equity Interests, and we expect that upon repayment of the Grace Preferred Equity Interests in full we will have reduced our portfolio leverage to below the 300% maximum limit.”

Subscription Agreements

The forms of subscription agreement contained in Appendix C-1 and Appendix C-2 of the Prospectus are hereby replaced with the revised forms of subscription agreement attached to this Supplement No. 1 as Appendix C-1 and Appendix C-2. The revised form of subscription agreement supersedes and replaces the forms of subscription agreement contained in the Prospectus.

Annex A

On May 14, 2014, we filed with the Securities and Exchange Commission our Quarterly Report on Form 10-Q for the period ended March 31, 2015, which is attached as Annex A to this Supplement No. 1.

APPENDIX C-1

EFFECTIVE MAY 15, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

AMERICAN REALTY CAPITAL
Hospitality Trust, Inc.

American Realty Capital Hospitality Trust, Inc.
SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS SUBSCRIPTION AGREEMENT.

IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, ARC Hospitality and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality")**

▸ State in which sale was made: ______

☐ Initial Investment

☐ Additional Investment:

Acct# ________________

Investment Amount

$ ______________________

▸ *$2,500 minimum investment*

▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed

☐ Subscription amount wired

☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC Hospitality, make checks payable to:** American Realty Capital Hospitality Trust, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus and Section 6 of this Subscription Agreement for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership
(Non-Qualified)

☐ **Individual** – *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*

☐ **Tenants in Common** – *All parties must sign & initial.*

☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*

State of ______ Custodian for ____________________

☐ **Estate** – *Personal representative signature required.*

Name of Executor: ____________________________

Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*

Name of Trustee: ____________________________

☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**(1) – *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ____________________________

Include title and signature pages.

2b. Custodial Ownership
(Qualified)

☐ **Traditional IRA*** – *One signature required.*

☐ **Roll-Over IRA*** – *One signature required.*

☐ **Roth IRA*** – *One signature required.*

☐ **KEOGH Plan*** – *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*

☐ **Other** (Specify) – ____________________________

** Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

C-1-1

EFFECTIVE MAY 15, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______________________

Name of Custodian or Trustee ______________________

Mailing Address ______________________

City, State, Zip ______________________

Business Phone ______________________

Custodian/Trust/Business Entity Tax ID# ______________________

Account # ______________________

Name of Custodian or Other Administrator ______________________

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______________________

Date of Birth ______________________

Social Security Number or Taxpayer ID # ______________________

Legal Address (No P.O. Boxes) ______________________

City, State, Zip ______________________

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete the attached substitute IRS Form W-9 (the "Substitute Form W-9") in Section 6b. (If a foreign national is, in fact, a U.S. taxpayer, complete the attached Substitute Form W-9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment.

Employer: ______________________ ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______________________

Entity Name ______________________

Date of Birth ______________________

Social Security Number or Taxpayer ID# ______________________

If Non-U.S. Citizen, specify Country of Citizenship ______________________

Mailing Address (if different than legal address) ______________________

City, State, Zip ______________________

Home Phone ______________________

Business Phone ______________________

Government ID: *(Foreign Citizens only)* *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______________________

City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required):______________________

Account No. (required):______________________

☐ Foreign national identity documents Bank Name (required):______________________

Phone No. (required):______________________

Number for the document checked above and country of issuance: ______________________

C-1-2

EFFECTIVE MAY 15, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

5 Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Hospitality Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Volume Discount: To be completed by purchaser after discussion with broker-dealer.**

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by American Realty Capital Hospitality Trust, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

3 *Certification by investor(s): I/we authorize American Realty Capital Hospitality Trust, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider (collectively referred to as "Issuer"), to deposit my/our distribution/dividend to my/our checking or savings account. This authority will remain in force until I/we notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my/our account, they are authorized to debit my/our account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.*

5a Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________

Mailing Address ______________________

City, State, Zip ______________________

Account # ______________________

Bank's ABA/Routing # ______________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital Hospitality Trust, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from American Realty Capital Hospitality Trust, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to American Realty Capital Hospitality Trust, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital Hospitality Trust, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital Hospitality Trust, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) ____________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

C-1-3

EFFECTIVE MAY 15, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at any time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.		
I/we have received the final prospectus of ARC Hospitality at least five (5) business days prior to the date of this subscription agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Hospitality, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Alabama residents only: In addition to the general suitability requirements described above, shares will only be sold to Alabama residents that have a liquid net worth of at least 10 times the amount of their investment in the ARC Hospitality real estate investment program and its affiliates.		
California residents only**:** In addition to the general suitability requirements described above, a California investor's maximum investment in ARC Hospitality will be limited to 10% of her or her net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only**:** Iowa investors must have an annual income of $70,000 and a minimum net worth of $100,000 (exclusive of home, home furnishings and automobiles) or, in the alternative a net worth of $350,000 (exclusive of home, home furnishings and automobiles). The investor's maximum aggregate investment in ARC-Hospitality common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only**:** In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Hospitality and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only**:** An investor must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in ARC Hospitality not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Hospitality offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Massachusetts residents only**:** An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A Massachusetts investor's aggregate investment in ARC Hospitality and in other illiquid direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets, exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only**:** The maximum investment allowable in ARC Hospitality for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth may be invested in ARC Hospitality shares registered for the offering with the Missouri Securities Division.		
Nebraska residents only: Nebraska investors must have either (a) a minimum net worth of at least $70,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum net worth of $350,000. A Nebraska investor's investment in ARC Hospitality and in other non-publicly traded real estate investment trusts and other non-publicly traded direct participation programs (including oil and gas programs, equipment leasing Programs, business development companies (BDCs) and commodity pools) may not exceed ten percent (10%) of his or her net worth. An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal securities laws is not subject to the foregoing limitations.

C-1-4

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
New Jersey residents only: An investor must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in ARC Hospitality, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico or Ohio investor's aggregate investment in ARC Hospitality shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC Hospitality and that they meet one of the general suitability standards described above.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Hospitality and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum investment allowable in ARC Hospitality for a Pennsylvania investor is 10% of his or her net worth.		
Tennessee residents only: A Tennessee resident's investment in ARC Hospitality must not exceed 10% of his or her liquid net worth (exclusive of home, home furnishings and automobiles).		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THIS OFFERING (AT LEAST FIVE(5) BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the attached Substitute Form W-9 in its entirety in order for the Subscription Agreement to be considered valid for review.

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6b will not constitute an execution of this Subscription Agreement.

Owner Signature ____________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ____________________ Date (mm/dd/yyyy) ____________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ____________________ Date (mm/dd/yyyy) ____________

EFFECTIVE MAY 15, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-5

6b

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (IRS Form W-9)(Rev. 12-2014))

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide a current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), (b) the investor is a U.S. person, (c) the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the Internal Revenue Service ("IRS") that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding and (d) the FACTA code(s) provided on Substitute Form W-9 (if any) is correct. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Name (if in joint names, list first and circle the name of the person or entity whose number you enter in Part I as provided in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "Guidelines"))

____

Business Name (Sole proprietors, see the instructions in the enclosed Guidelines)______________________________

Check appropriate box:

☐ Individual/Sole Proprietor or Single-Member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/Estate

☐ Limited Liability Company ☐ Enter the tax classification (C=C corporation, S=S corporation, P=partnership) _________

☐ Other

Exempt payee code (if any) ______________________________

Exemption from FATCA reporting code (if any) ______________________________
(Applies to accounts maintained outside the U.S.)

Address ______________________________

Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write "Applied For" in the appropriate space below and see Obtaining a Number in the enclosed Guidelines). Certify by signing and dating below.

Social Security Number OR Employer Identification Number

Under penalties of perjury, I certify that:

1.The number shown on this form is my correct taxpayer identification number, and

2.I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. citizen or other U.S. person (as defined in the Instructions), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor

Print Name Date

EFFECTIVE MAY 15, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-6

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

Definition of a U.S. Person. - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester. – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN') have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account [(1)]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [(2)]
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee [(1)]
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner [(1)]
5. Sole proprietorship or disregarded entity owned by an individual	The owner [(3)]

For this type of account:	Give the EIN of:
6. Sole proprietorship or disregarded entity not owned by an individual	The owner [(3)]
7. A valid trust, estate, or pension trust	The legal entity [(4)]
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership or LLC
11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
12. A broker or registered nominee	The broker or nominee

(1) A SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or FIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: *If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/forms/ss-5.pdf*. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

If you are exempt from backup withholding and/or FATCA reporting, enter on the Substitute Form W-9, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

EFFECTIVE MAY 15, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-7

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2 – The United States or any of its agencies or instrumentalities
3 – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities
4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities
5 – A corporation
6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7 – A futures commission merchant registered with the Commodity Futures Trading Commission
8 – A real estate investment trust
9 – An entity registered at all times during the tax year under the Investment Company Act of 1940
10 – A common trust fund operated by a bank under section 584(a)
11 – A financial institution
12 – A middleman known in the investment community as a nominee or custodian
13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947(a)(1)
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

EFFECTIVE MAY 15, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-8

EFFECTIVE MAY 15, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box ____________________

Mailing Address ____________________

City, State, Zip ____________________

Business Phone # (Required) ____________________

Fax Phone # ____________________

E-mail Address ____________________

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) ____________________

Representative # ____________________

Registered Representative or Advisor [I.A.] Address or P.O. Box ____________________

City, State, Zip ____________________

Business Phone # (Required) ____________________

Fax Phone # ____________________

E-mail Address ____________________

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required) ____________________

Signature(s) of Registered Representative(s) or Advisor(s) (Required) ____________________

Date ____________________

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) ____________________

Date ____________________

8

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

For Regular Mail and Overnight Deliveries

American Realty Capital Hospitality Trust, Inc.
c/o American National Stock Transfer, LLC
430 W. 7th Street, Kansas City, MO 64105-1407

▸ **Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:**

American National Stock Transfer, LLC
405 Park Avenue, 12th Floor, New York, NY 10022
Phone: (844) 276-1077 | Facsimile: (646) 861-7793

C-1-9

APPENDIX C-2

ARC Global II | ARC HT III | RFT | Grocery Center REIT II | ARC Hospitality | NYC REIT | AERP | RPT

VERSION 23
PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

MULTI-OFFERING SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, KENTUCKY, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OREGON OR TENNESSEE MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS SUBSCRIPTION AGREEMENT. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

8

C-2-1

VERSION 23: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, AERP and its affiliates, as well as AERP's Manager and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details.

Note: Investment subject to suitability standards, see the corresponding Prospectus and Section 6 of this Subscription Agreement for details.

* *Retail shares are sold to the public through broker dealers and are subject to applicable selling commissions and dealer manager fees (see prospectus for details).*

** *Institutional shares are sold through RIAs and broker dealers that are managing wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details).*

*** *Please consult with your financial advisor and check one of the options pertaining to the class of shares you intend to purchase. The prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.*

Investment		Investment Amount
☐ **American Realty Capital Global Trust II, Inc. ("ARC-Global II")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Healthcare Trust III, Inc. ("ARC-HT III")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **Realty Finance Trust, Inc. ("RFT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **Phillips Edison - Grocery Center REIT II, Inc. ("Grocery Center REIT II ")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality ")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital New York City REIT, Inc. ("NYC REIT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Energy Capital Partners – Energy Recovery Program, LP ("AERP")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **RREEF Property Trust, Inc. ("RPT ")** ▸ State in which sale was made: ______	☐ Initial Investment***: ☐ *Class A Shares (or)* ☐ *Class B Shares* ☐ Additional Investment Acct# ______________	$ ______________________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*

☐ **Volume Discount:** To be completed by purchaser after discussion with broker-dealer.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

Payment Method: Please indicate the method of payment: ☐ Check Enclosed ☐ Subscription amount wired ☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC-Global II, ARC-HT III** *(except ARC-HT III investors in PA and WA if escrow in state not broken)*, **RFT, Grocery Center REIT II, ARC Hospitality, NYC REIT, AERP** *(except AERP investors in AZ and PA if escrow in state not broken)*, **and RPT** *(except RPT investors in PA if escrow in state not broken)* **make checks payable to the respective offering:** American Realty Capital Global Trust II, Inc., (or) American Realty Capital Healthcare III, Inc. (or) Realty Finance Trust, Inc. (or) Phillips Edison - Grocery Center REIT II, Inc. (or) American Realty Capital Hospitality Trust, Inc. (or) American Energy Capital Partners – Energy Recovery Program, LP (or) American Realty Capital New York City REIT, Inc. (or) RREEF Property Trust, Inc.
  - **For ARC-HT III investors in PA and WA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Healthcare Trust III, Inc.
  - **For AERP investors in AZ and PA until the minimum offering is raised, make checks payable to:** UMB Bank, NA, Escrow Agent for American Energy Capital Partners – Energy Recovery Program, LP
  - **For RPT investors in PA until the minimum offering is raised, make checks payable to:** UMB Bank, NA, Escrow Agent for RREEF Property Trust, Inc.

C-2-2

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

(1) **Transfer on Death (TOD):** *Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.*

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual –** *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship –** *All parties must sign & initial.*

☐ **Tenants in Common –** *All parties must sign & initial.*

☐ **Community Property –** *All parties must sign & initial.*

☐ **Company or Corporation or Partnership –** *Authorized signature required. Include LLC Operating Agreement, LLC Resolution, Articles of Incorporation, Corporate Resolution, Partnership Agreement, Partnership Certification of Powers or Certificate of Limited Partnership as applicable.*

☐ C Corp ☐ S Corp

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA) –** *Owner and custodian signature required.*

State of ______ Custodian for ____________________

☐ **Estate –** *Personal representative signature required.*

Name of Executor: ______________________________

Include a copy of the court appointment or other documents authorizing to act on behalf of estate.

☐ **Qualified Pension or Profit Sharing Plan* –** *Trustee or custodian signature required. Include plan documents.*

Name of Trustee: ______________________________

☐ **Trust –** *Trustee(s) signature(s) and copy of trust documents or Trust Certification form required.*

☐ **Transfer on Death[(1)] –** *Must complete separate Transfer on Death Registration Form.*

☐ **Non-Profit Organization**

☐ **Other** (Specify) – ______________________________

Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA* –** *One signature required.*

☐ **Roll-Over IRA* –** *One signature required.*

☐ **Roth IRA* –** *One signature required.*

☐ **Simple IRA**

☐ **Beneficial IRA –**
Decedent's Name ______________________________

☐ **KEOGH Plan* –** *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan* –** *Owner and custodian signature required.*

☐ **Other** (Specify) – ______________________________

* *Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

VERSION 23: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-3

VERSION 23: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ____________

Name of Custodian or Trustee ____________

Mailing Address ____________

City, State, Zip ____________

Business Phone ____________

Custodian/Trust/Business Entity Tax ID# ____________

Account # ____________

Name of Custodian or Other Administrator ____________

Date of Agreement *(for trusts only)* ____________

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

AS APPLICABLE TO CERTAIN OFFERINGS:

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF THE DEPARTMENT OF BUSINESS OVERSIGHT FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ____________

Date of Birth ____________

Social Security Number or Taxpayer ID # ____________

Legal Address (No P.O. Boxes) ____________

City, State, Zip ____________

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. taxpayers are required to complete the attached substitute IRS Form W-9 (the "Substitute Form W-9") in Section 6b. (If a foreign national is, in fact, a U.S. taxpayer, complete the attached Substitute Form W-9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment.

Employer: ____________ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ____________

Entity Name ____________

Date of Birth ____________

Social Security Number or Taxpayer ID# ____________

If Non-U.S. Citizen, specify Country of Citizenship ____________

Mailing Address (if different than legal address) ____________

City, State, Zip ____________

Home Phone ____________

Business Phone ____________

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ____________

City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ____________

Account No. (required): ____________

☐ Foreign national identity documents Bank Name (required): ____________

Phone No. (required): ____________

Number for the document checked above and country of issuance: ____________

4a

IMPORTANT: Investor Information is required.

For RPT investors only: Please refer to Attachment 4a for additional required Investor Information.

C-2-4

VERSION 23: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

4a

IMPORTANT: Investor Information is required. Must be completed by all RPT investors.

Note: For RPT investors only.

Individual or Joint Account *(RPT Only)*

Name of Primary Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

US Residential Address (No P.O. Boxes) ______

City, State, Zip ______

Mailing Address (If Different) ______

City, State, Zip ______

Daytime Phone Number: ______

Email Address: ______

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** **If Resident Alien, please provide country of citizenship:** ______

Select One: ☐ **Employed** ☐ **Not Employed** ☐ **Retired**

Occupation: ______

Name of Employer: ______

Address of Employer: ______

City, State, Zip ______

If you checked Not Employed or Retired, please provide source of income: ______

Please attach a separate sheet with the above information for each additional owner.

Entity Account *(RPT Only)*

Legal documentation proving the existence of the entity must be presented when establishing one of these account types. (Articles of Incorporation Trust or Plan document.)

For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling?

Select One: ☐ **Yes** ☐ **No**

If yes, please explain: ______

______

Name of Legal Entity: ______

Social Security Number OR Tax ID Number: ______

Street Address of Legal Entity (P.O. Box not acceptable) ______

City, State, Zip ______

Mailing Address (If Different) ______

City, State, Zip ______

Daytime Phone Number: ______

Email Address: ______

Date of Trust Agreement (for trusts only) ______

C-2-5

VERSION 23: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares, including failure to meet the applicable suitability standards, as applicable to each Issuer.*

3 *I/we authorize American Realty Capital Global Trust II, Inc., American Realty Capital Healthcare Trust III, Inc., Realty Finance Trust, Inc., Phillips Edison - Grocery Center REIT II, Inc., American Realty Capital Hospitality Trust, Inc., American Realty Capital New York City REIT, Inc., American Energy Capital Partners – Energy Recovery Program, LP, or RREEF Property Trust, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.*

Distributions

AMERICAN REALTY CAPITAL GLOBAL TRUST II, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Global Trust II, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Healthcare Trust III, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

REALTY FINANCE TRUST, INC.

▸ *I hereby subscribe for Shares of Realty Finance Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

PHILLIPS EDISON - GROCERY CENTER REIT II, INC.

▸ *I hereby subscribe for Shares of Phillips Edison - Grocery Center REIT II, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Hospitality Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

▸ *I hereby subscribe for Shares of American Realty Capital New York City REIT, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

C-2-6

5 *Continued*

4 ***For RPT Investors Only:*** *If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3 and/or 4. IRA accounts may not direct distributions without the custodian's approval.*

Distributions

AMERICAN ENERGY CAPITAL PARTNERS – ENERGY RECOVERY PROGRAM, LP

- *I hereby subscribe for common units of American Energy Capital Partners – Energy Recovery Program, LP and elect the distribution option indicated below:*

☐ **Mail Check** to the address of record

☐ **Credit Distribution** *to my IRA or Other Custodian Account*

☐ **Cash/Direct Deposit**[3] *(Please attach a preprinted voided check (Non-Custodian Investors only) - I authorize American Energy Capital Partners – Energy Recovery Program, LP or its agent to deposit my distribution to my checking or savings account. This authority will remain in force until I notify American Energy Capital Partners – Energy Recovery Program, LP in writing to cancel it. If American Energy Capital Partners – Energy Recovery Program, LP deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.)*

RREEF PROPERTY TRUST, INC.

- *I hereby subscribe for shares of RREEF Property Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[3,4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________

Mailing Address ______________________

City, State, Zip ______________________

Account # ______________________

Bank's ABA/Routing # ______________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

VERSION 23: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-7

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital Global Trust II, Inc.** ☐ **American Realty Capital Healthcare Trust III, Inc.** ☐ **Realty Finance Trust, Inc.**

☐ **Phillips Edison - Grocery Center REIT II, Inc.** ☐ **American Realty Capital Hospitality Trust, Inc.** ☐ **American Realty Capital New York City REIT, Inc.**

☐ **American Energy Capital Partners – Energy Recovery Program, LP** ☐ **RREEF Property Trust, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from the respective offering(s) a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to the respective offering(s) as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if the respective offering(s) is/are unable to obtain a valid e-mail address for me, the respective offering(s) will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ____________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ____

Your e-mail address will be held in confidence and used only for matters relating to your investments.

VERSION 23: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-8

VERSION 23: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: ***Investors in Alabama, Arkansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Oregon or Tennessee may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

1. *California and Michigan suitability standards not applicable to RREEF Property Trust, Inc. investors.*
2. *Missouri suitability standards not applicable to RREEF Property Trust, Inc. investors.*

* *Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at any time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:*		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
California residents only:[1] In addition to the suitability requirements described above, an investors' maximum investment in an Issuer's shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in an Issuer's shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only:[1] A Michigan investor cannot invest more than 10% of their net worth in each issuer.		
Missouri residents only:[2] In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by the Issuer for any offering with the Securities Division.		

For American Realty Capital Global Trust II, Inc. ("ARC-Global II") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC-Global II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-Global II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
In addition to any state highlighted below, I/we acknowledge that ARC-Global II is not yet effective in Minnesota.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in ARC-Global II will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in Global II and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC-Global II and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC-Global II and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC-Global II for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor's liquid net worth may be invested in the securities registered by ARC-Global II for its offering with the Missouri Securities Division.		
New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for a New Mexico investor's aggregate investment in ARC-Global II shares, shares of its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

C-2-9

VERSION 23: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For American Realty Capital Global Trust II, Inc. ("ARC-Global II") Investors Only *(Continued)***:**		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC-Global II and that they meet one of the general suitability standards described above.		
Ohio residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for an Ohio investor's aggregate investment in us, shares of our affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Pennsylvania residents only: The maximum investment allowable in ARC-Global II for a Pennsylvania investor is 10% of his or her net worth.		

For American Realty Capital Healthcare Trust III, Inc. ("ARC-HT III") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC-HT III, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-HT III, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
I/we acknowledge that ARC-HT III is not yet effective in Minnesota.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in ARC-HT III will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in ARC-HT III and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC-HT III and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC-HT III and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC-HT III for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one Missouri investor's liquid net worth may be invested in the securities registered by ARC-HT III for this offering with the Missouri Securities Division.

C-2-10

6 *Continued*

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**

For American Realty Capital Healthcare Trust III, Inc. ("ARC-HT III") Investors Only *(Continued)***:**		
New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for a New Mexico investor's aggregate investment in ARC-HT III shares, shares of its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC-HT III and that they meet one of the general suitability standards described above.		
Ohio residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for an Ohio investor's aggregate investment in ARC-HT III shares, shares of its affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Pennsylvania residents only: The maximum investment allowable in ARC-HT III for a Pennsylvania investor is 10% of his or her net worth. ARC-HT III will not release from escrow any proceeds received from Pennsylvania residents unless and until ARC-HT III raises a minimum of $156,250,000 in aggregate gross offering proceeds from all investors pursuant to ARC-HT III offering.		

For Realty Finance Trust, Inc. ("RFT") Investors Only:		
I/we acknowledge receipt of the final Prospectus of RFT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, investors' maximum investment in RFT shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: Iowa investors must have an annual income of $70,000 and a minimum Net Worth of $100,000 (exclusive of home, auto and furnishings) or, in the alternative a Net Worth of $350,000 (exclusive of home, auto and furnishings). The investor's maximum aggregate investment in RFT common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, auto and home furnishings minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in RFT shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		

VERSION 23: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-11

6 ***Continued***

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Realty Finance Trust, Inc. ("RFT") Investors Only *(Continued)*:		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in RFT and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in RFT for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor's liquid net worth shall be invested in the securities registered by RFT for this offering with the Missouri Securities Division.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in RFT.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Pennsylvania residents only: The maximum investment allowable in RFT for a Pennsylvania investor is 10% of his or her net worth.		

For Phillips Edison - Grocery Center REIT II, Inc. ("Grocery Center REIT II") Investors Only:		
I/we acknowledge receipt of the final Prospectus of Grocery Center REIT II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
If an affiliate of Grocery Center REIT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
I/we acknowledge that shares are not liquid.		
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in Grocery Center REIT II shares shall not exceed 10% of the investor's net worth *(exclusive of home, home furnishings and automobile)*.		
Iowa residents only: In addition to the general suitability requirements described above, the maximum investment allowable in us and our affiliates is 10% of an Iowa investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in Grocery Center REIT II shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the Grocery Center REIT II offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan and Pennsylvania residents only: A Michigan or Pennsylvania investor cannot invest more than 10% of his or her net worth in Grocery Center REIT II.		

VERSION 23: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-12

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Phillips Edison - Grocery Center REIT II, Inc. ("Grocery Center REIT II") Investors Only *(Continued)*:		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the Grocery Center REIT II securities registered with the Securities Division.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico and Ohio investor's aggregate investment in Grocery Center REIT II, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: In addition to the general suitability requirements described above, shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in us and that they meet one of the general suitability standards described above.		

American Realty Capital New York City REIT, Inc. ("NYC REIT") Investors Only:		
I/We acknowledge receipt of the final Prospectus of NYC REIT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of NYC REIT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in NYC REIT will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: Iowa investors must have an annual income of $70,000 and a minimum Net Worth of $100,000 (exclusive of home, home furnishings and automobiles) or, in the alternative a Net Worth of $350,000 (exclusive of home, home furnishings and automobiles). The investor's maximum aggregate investment in NYC REIT common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in NYC REIT and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in NYC REIT and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in NYC REIT for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor's liquid net worth may be invested in the securities registered by NYC REIT for this offering with the Missouri Securities Division.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in NYC REIT shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		

VERSION 23: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-13

VERSION 23: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**

American Realty Capital New York City REIT, Inc. ("NYC REIT") Investors Only *(Continued)*:		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least ten (10) times his or her investment in NYC REIT and that they meet one of the general suitability standards described above.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in NYC REIT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Pennsylvania residents only: The maximum investment allowable in NYC REIT for a Pennsylvania investor is 10% of his or her net worth.		

American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality") Investors Only:		
I/we have received the final prospectus of ARC Hospitality at least five (5) business days prior to the date of this subscription agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Hospitality, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in ARC Hospitality will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobile).		
Iowa residents only: Iowa investors must have an annual income of $70,000 and a minimum net worth of $100,000 (exclusive of home, home furnishings and automobiles) or, in the alternative a net worth of $350,000 (exclusive of home, home furnishings and automobiles). The investor's maximum aggregate investment in ARC-Hospitality common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Hospitality and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Hospitality offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC Hospitality for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth may be invested in ARC Hospitality shares registered for the offering with the Missouri Securities Division.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico or Ohio investor's aggregate investment in ARC Hospitality shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC Hospitality and that they meet one of the general suitability standards described above.		
Pennsylvania residents only: The maximum investment allowable in ARC Hospitality for a Pennsylvania investor is 10% of his or her net worth.

C-2-14

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
American Energy Capital Partners – Energy Recovery Program, LP ("AERP") Investors Only:		
I/we have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $85,000 and have a gross income of at least $85,000; or I/we have a net worth (excluding home, home furnishings and automobiles) of at least $330,000, or such higher suitability as may be required by certain states and set forth below.		
I/we have received the final prospectus and any applicable supplements of American Energy Capital Partners – Energy Recovery Program, LP at least five business days before signing this subscription agreement.		
I/we am/are purchasing common units for my/our own account.		
I/we acknowledge that common units are not liquid.		
If an affiliate of American Energy Capital Partners – Energy Recovery Program, LP, I/we represent that the common units are being purchased for investment purposes only and not for immediate resale.		
I/we acknowledge that the Selling Agent or registered representative is required to inform me/us and the other potential investors of all pertinent facts relating to the Units, including the background of the General Partner and the tax consequences of my investment.		
Arizona residents only: Subscriptions from Arizona investors will be held in escrow until subscriptions for at least $10,000,000 have been received by AERP from investors, excluding subscriptions from Arizona investors. I/we have either a minimum net worth of $250,000 and had during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000 or, in the alternative, a minimum net worth of $500,000. In no event should an investment in AERP exceed more than 10% of my/our net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.		
California residents only: I/we have either a minimum net worth of $250,000 and had, during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event may my/our investment in AERP exceed 10% of my/our net worth, determined exclusive of homes, home furnishings and automobiles. Additionally, I/we acknowledge the following: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THESE UNITS, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. Although the Farmout provisions contained in the AERP limited partnership agreement and other related agreements do not comply with the California Corporate Securities Law of 1968, the Farmout provisions are consistent with the NASAA Oil and Gas Guidelines.		
Iowa residents only: If you are a resident of Iowa, you must represent that you have a liquid net worth of at least 10 times your investment in AERP and affiliated programs and you meet the $85,000/$85,000/$330,000 suitability requirement.		
Kansas residents only: I/we acknowledge that it is recommended by the Office of the Kansas Securities Commissioner that I/we limit my/our investment in AERP and substantially similar programs to no more than 10% of my/our liquid net worth. Liquid net worth is that portion of my/our net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in IRAs or other retirement plans that can be liquidated within a short time, less any income tax penalties that may apply for early distribution.		
Maine residents only: I/we acknowledge that the Maine Office of Securities recommends that my/our aggregate investment in the AERP offering and similar direct participation investments not exceed 10% of my/our liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan, Missouri, North Dakota and Pennsylvania residents only: I/we understand that I/we may not make an investment in AERP which is in excess of 10% of my/our net worth, exclusive of home, home furnishings and automobiles. Additionally, Pennsylvania investors' subscriptions will be held in escrow until AERP has raised $100,000,000, including subscriptions from Pennsylvania investors.		
New Mexico residents only: I/we understand that I/we must not make an investment in AERP which would, after including any other similar oil and gas natural gas programs, exceed 10% of my/our liquid net worth, exclusive of home, home furnishings and automobiles.		

VERSION 23: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-15

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
American Energy Capital Partners – Energy Recovery Program, LP ("AERP") Investors Only *(Continued)***:**		
Ohio residents only: It shall be unsuitable for an Ohio investor's aggregate investment in interests of AERP, Affiliates of AERP, and in other non-traded oil and gas programs to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Oklahoma residents only: I/we have either a minimum net worth of $250,000 and had during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event should my/our investment in AERP exceed more than 10% of my/our net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.		
Texas residents only: I/we have either: (i) a minimum net worth of $250,000 and had during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000; or, (ii) in the alternative, a minimum net worth of $500,000. Also, my/our investment in AERP does not exceed more than 10% of my/our net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.		

RREEF Property Trust, Inc. ("RPT") Investors Only:		
I/we have received the final Prospectus of RPT at least five (5) business days before signing the Subscription Agreement. I/we acknowledge that after the end of each business day following the escrow period, I/we can access the NAV per share for each class of shares through RPT's website and toll-free automated telephone line.		
I/we have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I/we meet the higher net worth and gross income requirements imposed by my/our state of primary residence as set forth in the Prospectus under "Suitability Standards." In addition, not more than 10% of my net worth will be invested in shares of RPT, with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
I/we acknowledge that there is no public market for the shares and, thus, my/our investment in shares is not liquid.		
I/we am/are purchasing the shares for the account referenced above.		
I/we acknowledge that I/we will not be admitted as a stockholder until my/our investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.		
Iowa residents only: It is recommended by the office of the Iowa Securities Bureau that Iowa investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that purchasers residing in Kansas limit their aggregate investment in the securities of RPT and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.		
New Mexico residents only: In addition to the suitability standards noted above, purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in RPT's shares, shares of RPT's affiliates and other non-traded real estate programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.		
Ohio residents only: In addition to the suitability standards noted above, purchasers residing in Ohio may not invest more than 10% of their liquid net worth in RPT's shares, shares of RPT's affiliates and other non-traded real estate investment programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities (less liabilities).		

VERSION 23: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-16

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR EACH OFFERING (AT LEAST FIVE (5) BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE APPLICABLE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN (10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the attached Substitute Form W-9 in its entirety in order for the Subscription Agreement to be considered valid for review.

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6b will not constitute an execution of this Subscription Agreement.

Owner Signature ________________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ________________________ Date (mm/dd/yyyy) ____________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ________________________ Date (mm/dd/yyyy) ____________

VERSION 23: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-17

6b

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (IRS Form W-9)(Rev. 12-2014))

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide a current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), (b) the investor is a U.S. person, (c) the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the Internal Revenue Service ("IRS") that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding and (d) the FACTA code(s) provided on Substitute Form W-9 (if any) is correct. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Name (if in joint names, list first and circle the name of the person or entity whose number you enter in Part I as provided in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "Guidelines"))

____

Business Name (Sole proprietors, see the instructions in the enclosed Guidelines)______________________________

Check appropriate box:

☐ Individual/Sole Proprietor or Single-Member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/Estate

☐ Limited Liability Company ☐ Enter the tax classification (C=C corporation, S=S corporation, P=partnership) _________

☐ Other

Exempt payee code (if any) ______________________ **Exemption from FATCA reporting code** (if any) ______________________
(Applies to accounts maintained outside the U.S.)

Address ____

Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write "Applied For" in the appropriate space below and see Obtaining a Number in the enclosed Guidelines). Certify by signing and dating below.

Social Security Number OR Employer Identification Number

Under penalties of perjury, I certify that:

1.The number shown on this form is my correct taxpayer identification number, and

2.I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. citizen or other U.S. person (as defined in the Instructions), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor Print Name Date

6b FOR AERP INVESTORS ONLY.

Continued

Power of Attorney

Each limited partner and each person who acquires a Unit from a Unit holder, by accepting the Unit, automatically grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our general partner the authority to amend, and to make consents and waivers under, our Partnership Agreement.

Owner Signature ______________________________________

Co-Owner Signature (if applicable) ______________________________

VERSION 23: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-18

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

Definition of a U.S. Person. - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester. – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN') have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or disregarded entity owned by an individual	The owner (3)

For this type of account:	Give the EIN of:
6. Sole proprietorship or disregarded entity not owned by an individual	The owner (3)
7. A valid trust, estate, or pension trust	The legal entity (4)
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership or LLC
11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
12. A broker or registered nominee	The broker or nominee

(1) A SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or FIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: *If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/forms/ss-5.pdf*. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

If you are exempt from backup withholding and/or FATCA reporting, enter on the Substitute Form W-9, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

VERSION 23: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-19

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2 – The United States or any of its agencies or instrumentalities
3 – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities
4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities
5 – A corporation
6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7 – A futures commission merchant registered with the Commodity Futures Trading Commission
8 – A real estate investment trust
9 – An entity registered at all times during the tax year under the Investment Company Act of 1940
10 – A common trust fund operated by a bank under section 584(a)
11 – A financial institution
12 – A middleman known in the investment community as a nominee or custodian
13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947(a)(1)
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

VERSION 23: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-20

VERSION 23: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

☐ **For RPT Investors Only:** Class A Shares are being purchased net of up front commissions.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box ______________________

Mailing Address ______________________

City, State, Zip ______________________

Business Phone # (Required) ______________________

Fax Phone # ______________________

E-mail Address ______________________

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) ______________________

Representative # ______________________

Registered Representative or Advisor [I.A.] Address or P.O. Box ______________________

City, State, Zip ______________________

Business Phone # (Required) ______________________

Fax Phone # ______________________

E-mail Address ______________________

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required) ______________________

Signature(s) of Registered Representative(s) or Advisor(s) (Required) ______________________

Date ______________________

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) ______________________

Date ______________________

C-2-21

8

IMPORTANT: Please note that there are state-specific mailing addresses for the following offerings: ARC-HT III; AERP; RPT.

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

For Regular Mail and Overnight Deliveries

American Realty Capital Global Trust II, Inc.
c/o American National Stock Transfer, LLC
430 W 7th St, Kansas City, MO 64105-1407

American Realty Capital Healthcare Trust III, Inc.
c/o American National Stock Transfer, LLC
430 W. 7th Street, Kansas City, MO 64105-1407

Realty Finance Trust, Inc.
c/o American National Stock Transfer, LLC
430 W. 7th Street, Kansas City, MO 64105-1407

Phillips Edison - Grocery Center REIT II, Inc.
c/o American National Stock Transfer, LLC
430 W. 7th Street, Kansas City, MO 64105-1407

American Realty Capital Hospitality Trust, Inc.
c/o American National Stock Transfer, LLC
430 W. 7th Street, Kansas City, MO 64105-1407

American Realty Capital New York City REIT, Inc.
c/o American National Stock Transfer, LLC
430 W. 7th Street, Kansas City, MO 64105-1407

American Energy Capital Partners – Energy Recovery Program, LP
c/o American National Stock Transfer, LLC
430 W. 7th Street, Kansas City, MO 64105-1407

RREEF Property Trust, Inc.
c/o DST Systems, Inc.
P.O. Box 219731, Kansas City, MO 64121-9731

State-Specific Mailing Address Differences for ARC-HT III and AERP:

- **ARC-HT III investors in PA and WA, and AERP investors in AZ and PA, before escrow requirements met, mail to:**

American Realty Capital Healthcare Trust III, Inc.
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

American Energy Capital Partners – Energy Recovery Program, LP
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

- **For RPT investors in PA (before escrow requirements met) mail to:**

UMB Bank, N.A., as Escrow Agent for RREEF Property Trust
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871976025
FAO: (Include Account Title)

- **Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:**

American National Stock Transfer, LLC
405 Park Avenue, 12th Floor, New York, NY 10022
Phone: (844) 276-1077 | Facsimile: (646) 861-7793

For RPT only:
Investment Processing Dept
c/o DST Systems
430 W. 7th St., Kansas City, MO 64105-1407
Phone: (877) 907-1148 | Facsimile: (855) 223-2474

VERSION 23: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-22

ANNEX A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10-Q

(Mark One)
☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2015

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 000-55394

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	80-0943668
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York	10022
(Address of Principal Executive Office)	(Zip Code)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).Yes ☐ No ☒

The number of shares of the registrant’s common stock, $0.01 par value, outstanding as of May 7, 2015 was 20,325,949.

TABLE OF CONTENTS

Page
PART I
Item 1. Financial Statements	A-1
Condensed Consolidated/Combined Balance Sheets as of March 31, 2015 (Unaudited) and December 31, 2014	A-1
Condensed Consolidated/Combined Statements of Operations and Comprehensive Income (Loss) (Unaudited) of the Successor for the Three Months Ended March 31, 2015 and for the Period from March 21 to March 31, 2014 and of the Predecessor for the Period from January 1 to March 20, 2014	A-2
Condensed Consolidated/Combined Statement of Changes in Equity (Unaudited) for the Three Months Ended March 31, 2015	A-3
Condensed Consolidated/Combined Statements of Cash Flows (Unaudited) of the Successor for the Three Months Ended March 31, 2015 and the Period from March 21 to March 31, 2014 and of the Predecessor for the Period from January 1 to March 20, 2014	A-4
Notes to Condensed Consolidated/Combined Financial Statements (Unaudited)	A-6
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations	A-30
Item 3. Quantitative and Qualitative Disclosures About Market Risk	A-43
Item 4. Controls and Procedures	A-43
PART II
Item 1. Legal Proceedings	A-44
Item 1A. Risk Factors	A-44
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds	A-45
Item 3. Defaults Upon Senior Securities	A-46
Item 4. Mine Safety Disclosures	A-46
Item 5. Other Information	A-46
Item 6. Exhibits	A-47
Signatures	A-49

A-i

PART I — FINANCIAL INFORMATION

Item 1. Financial Statements.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

CONDENSED CONSOLIDATED/COMBINED BALANCE SHEETS
(In thousands, except for share and per share data)

	March 31, 2015	December 31, 2014
	(unaudited)
ASSETS
Real estate investments:
Land	$286,540	$12,061
Buildings and improvements	1,473,930	81,176
Furniture, fixtures and equipment	133,400	5,308
Total real estate investments	1,893,870	98,545
Less: accumulated depreciation and amortization	(9,867)	(2,796)
Total real estate investments, net	1,884,003	95,749
Cash and cash equivalents	61,439	131,861
Acquisition deposit	—	75,000
Restricted cash	39,147	3,437
Investments in unconsolidated entities	4,964	5,475
Below-market lease asset, net	10,560	8,060
Prepaid expenses and other assets	38,110	11,801
Deferred financing fees, net	19,415	1,991
Total Assets	$2,057,638	$333,374
LIABILITIES AND EQUITY
Mortgage notes payable	$1,176,663	$45,500
Promissory notes payable	64,849	64,849
Mandatorily redeemable preferred securities	447,097	—
Accounts payable and accrued expenses	53,223	14,219
Due to affiliates	12,120	7,011
Total liabilities	1,753,952	131,579
Equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 16,902,848 and 10,163,206 shares issued and outstanding, respectively	169	102
Additional paid-in capital	368,640	221,379
Deficit	(65,123)	(19,686)
Total equity	303,686	201,795
Total Liabilities and Equity	$2,057,638	$333,374

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

CONDENSED CONSOLIDATED/COMBINED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
(In thousands, except for share and per share data)
(Unaudited)

	Successor	Successor	Predecessor
	Three Months Ended March 31, 2015	For the Period from March 21 to March 31, 2014	For the Period from January 1 to March 20, 2014
Revenues
Rooms	$50,492	$965	$6,026
Food and beverage	2,795	231	1,543
Other	1,539	124	676
Total revenue	54,826	1,320	8,245
Operating expenses
Rooms	10,314	203	1,405
Food and beverage	1,975	136	1,042
Management fees	2,207	46	289
Other property-level operating expenses	20,717	507	3,490
Depreciation and amortization	7,071	122	994
Rent	1,283	130	933
Total operating expenses	43,567	1,144	8,153
Income from operations	11,259	176	92
Interest expense	(10,160)	(212)	(531)
Acquisition and transaction related costs	(37,283)	(4,458)	—
Equity in losses of unconsolidated entities	(107)	—	(166)
General and administrative	(2,493)	(690)	—
Total other expenses, net	(50,043)	(5,360)	(697)
Net loss before taxes	(38,784)	(5,184)	(605)
Provision for income taxes	1,192	98	—
Net loss and comprehensive loss	$(39,976)	$(5,282)	$(605)
Basic and diluted net loss per share	$(3.07)	$(76.97)	NA
Basic and diluted weighted average shares outstanding	13,011,673	68,622	NA

NA — not applicable

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

CONDENSED CONSOLIDATED/COMBINED STATEMENT OF CHANGES IN EQUITY
(In thousands, except for share data)
(Unaudited)

	Common Stock		Additional Paid-in Capital	Deficit	Total Stockholders’ Equity
	Number of Shares	Par Value
Balance, December 31, 2014	10,163,206	$102	$221,379	$(19,686)	$201,795
Issuance of common stock	6,647,250	66	164,971	—	165,037
Net loss	—	—	—	(39,976)	(39,976)
Dividends paid or declared	—	—	—	(5,461)	(5,461)
Common stock issued through Distribution Reinvestment Plan	92,392	1	2,194	—	2,195
Share-based payments	—	—	7	—	7
Common stock offering costs, commissions and dealer manager fees	—	—	(19,911)	—	(19,911)
Balance, March 31, 2015	16,902,848	$169	$368,640	$(65,123)	$303,686

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

CONDENSED CONSOLIDATED/COMBINED STATEMENT OF CASH FLOWS
(In thousands)
(Unaudited)

	Successor	Successor	Predecessor
	Three Months Ended March 31, 2015	For the Period from March 21 to March 31, 2014	For the Period from January 1 to March 20, 2014
Cash flows from operating activities:
Net loss	$(39,976)	$(5,282)	$(605)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,071	122	994
Amortization of deferred financing costs	1,168	—	75
Equity in losses of unconsolidated entities	107	—	166
Distribution from unconsolidated affiliates	404	—	—
Other adjustments, net	192	4	—
Changes in assets and liabilities:
Prepaid expenses and other assets	(16,865)	(689)	(581)
Restricted cash	(16,804)	—	—
Due to affiliates	(328)	—	—
Accounts payable and accrued expenses	33,352	2,222	(605)
Net cash used in operating activities	(31,679)	(3,623)	(556)
Cash flows from investing activities:
Acquisition of hotel assets, net of cash received	(447,403)	(41,390)	—
Real estate investment improvements and purchases of property and equipment	(1,405)	—	(83)
Acquisition deposit	75,000	—	—
Increase in restricted cash	(14,887)	(2,050)	(468)
Net cash used in investing activities	(388,695)	(43,440)	(551)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	162,270	3,119	—
Payments of offering costs	(14,302)	(659)	—
Dividends paid	(2,407)	—	—
Distribution to members	—	—	(800)
Affiliate financing advancement	—	2,570	—
Proceeds from mortgage note payable	227,000	45,500	(137)
Proceeds from promissory note payable	—	1,775	—
Deferred financing fees	(18,590)	(1,598)	—
Restricted cash for debt service	(4,019)	—	—
Net cash provided by (used in) financing activities	349,952	50,707	(937)
Net change in cash	(70,422)	3,644	(2,044)
Cash and cash equivalents, beginning of period	131,861	8,476	10,520
Cash and cash equivalents, end of period	$61,439	$12,120	$8,476

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

CONDENSED CONSOLIDATED/COMBINED STATEMENT OF CASH FLOWS – (continued)
(In thousands)
(Unaudited)

	Successor	Successor	Predecessor
	Three Months Ended March 31, 2015	For the Period from March 21 to March 31, 2014	For the Period from January 1 to March 20, 2014
Supplemental disclosure of cash flow information:
Interest paid	$2,670	$87	$458
Taxes paid	$272	—	—
Non-cash investing and financing activities:
Reclassification of deferred offering costs to additional paid-in capital	—	$1,505	—
Offering costs payable	$5,841	$916	—
Real estate investment improvements and purchases of property and equipment in accounts payable and accrued expenses	$157	—	—
Proceeds receivable from share sales(1)	$2,767	—	—
Seller financing of real estate investments	—	$58,074	—
Seller financing of investment in unconsolidated entities	—	$5,000	—
Mortgage and mezzanine debt assumed on real estate investments	$904,185	—	—
Contingent consideration on acquisition	—	$2,261	—
Dividends declared but not paid	$2,225	—	—
Common stock issued through distribution reinvestment plan	$2,194	—	—

(1)	The proceeds receivable from the sale of shares of common equity was received by the Company prior to the filing date of this Quarterly Report on Form 10-Q.

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 1 — Organization

American Realty Capital Hospitality Trust, Inc. (the “Company”) was incorporated on July 25, 2013 as a Maryland corporation and qualified as a real estate investment trust for U.S. federal income tax purposes (“REIT”) beginning with the taxable year ended December 31, 2014. The Company was formed primarily to acquire lodging properties in the midscale limited service, extended stay, select service, upscale select service, and upper upscale full service segments within the hospitality sector. The Company has no limitation as to the number of franchises or licenses with which the Company’s hotels will be associated. All such properties may be acquired by the Company alone or jointly with another party. The Company may also originate or acquire first mortgage loans secured by real estate and invest in other real estate-related debt. In March 2014, the Company completed its first acquisition comprising investments in six hotels (the “Barceló Portfolio”), and in February 2015, the Company completed its second acquisition (the “Grace Acquisition”) comprising investments in 116 hotels (the “Grace Portfolio”). As of March 31, 2015, the Company had acquired or had an interest in a total of 122 properties.

On January 7, 2014, the Company commenced its initial public offering (“IPO” or the “Offering”) on a “reasonable best efforts” basis of up to 80,000,000 shares of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11 (File No. 333-190698), as amended (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Registration Statement also covers up to 21,052,631 shares of common stock available pursuant to the Distribution Reinvestment Plan (the “DRIP”) under which the Company’s common stockholders may elect to have their distributions reinvested in additional shares of the Company’s common stock.

Until the filing of the Company’s second quarterly financial filing with the SEC, pursuant to the Securities Exchange Act of 1934, as amended, following the earlier to occur of (i) the Company’s acquisition of at least $2.0 billion in total investment portfolio assets or (ii) January 7, 2016 (the “NAV pricing date”), the per share purchase price in the IPO will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued under the DRIP will initially be equal to $23.75 per share, which is 95% of the initial per share offering price in the IPO. Thereafter, the per share purchase price will vary quarterly and will be equal to the Company’s net asset value (“NAV”) per share plus applicable commissions and fees in the case of the primary offering, and the per share purchase price in the DRIP will be equal to the NAV per share. On February 3, 2014, the Company received and accepted subscriptions in excess of the minimum offering amount of $2.0 million in Offering proceeds, broke escrow and issued shares of common stock to the initial investors who were admitted as stockholders. As of March 31, 2015, the Company had 16.9 million shares of common stock outstanding and had received total gross proceeds of approximately $420.2 million, including shares issued under the DRIP.

Substantially all of the Company’s business is conducted through American Realty Capital Hospitality Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. The Company is the sole general partner and holds substantially all of the units of limited partner interest in the OP (“OP Units”). Additionally, American Realty Capital Hospitality Special Limited Partner, LLC (the “Special Limited Partner”) contributed $2,020 to the OP in exchange for 90 OP Units, which represents a nominal percentage of the aggregate OP ownership. The holders of OP Units have the right to convert OP Units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of common stock of the Company in accordance with the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

The Company has no direct employees. The Company has retained American Realty Capital Hospitality Advisors, LLC (the “Advisor”) to manage certain aspects of its affairs on a day-to-day basis. American Realty Capital Hospitality Properties, LLC, or one of its subsidiaries (collectively, the “Property Manager”),

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 1 — Organization  – (continued)

serves as the Company’s property manager and the Property Manager has retained Crestline Hotels & Resorts, LLC (“Crestline”), an entity under common control with the parent of American Realty Capital IX, LLC (the “Sponsor”) to provide services, including locating investments, negotiating financing and operating certain hotel assets in the Company’s portfolio. Realty Capital Securities, LLC (the “Dealer Manager”), an entity under common control with the parent of the Sponsor, serves as the dealer manager of the offering. The Advisor, Special Limited Partner, Property Manager, Crestline and Dealer Manager are related parties and receive fees, distributions and other compensation for services related to the Offering and the investment and management of the Company’s assets.

The Company, directly or indirectly through its taxable REIT subsidiaries, enters into agreements with the Property Manager, which, in turn, engages Crestline or a third-party sub-property manager to manage the Company’s hotel properties. Crestline is a leading hospitality management company in the United States with 74 hotels and 11,889 rooms under management in 21 states and the District of Columbia. As of March 31, 2015, 40 of the Company’s hotels are managed by Crestline, and 82 of the Company’s hotels are managed by third-party sub-property managers.

Note 2 — Summary of Significant Accounting Policies

The accompanying condensed consolidated/combined financial statements of the Company included herein were prepared in accordance with the instructions to this Quarterly Report on Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by United States Generally Accepted Accounting Principles (“GAAP”) for complete financial statements. The information furnished includes all adjustments and accruals of a normal recurring nature, which, in the opinion of management, are necessary for a fair presentation of results for the interim periods. All intercompany accounts and transactions have been eliminated in consolidation.

The operating results presented for interim periods are not necessarily indicative of the results that may be expected for any other interim period or for the entire year. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2014, which are included in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2015.

Development Stage Company

On February 3, 2014, the Company raised proceeds sufficient to break escrow in connection with its IPO. The Company received and accepted aggregate subscriptions in excess of the minimum $2.0 million and issued shares of common stock to its initial investors who were admitted as stockholders. The Company acquired the Barceló Portfolio through fee simple, leasehold and joint venture interests and commenced operations on March 21, 2014, and as of such date was no longer considered to be a development stage company.

Principles of Consolidation/Combination and Basis of Presentation

The accompanying condensed consolidated/combined financial statements include the accounts of the Company and its subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation. In determining whether the Company has a controlling financial interest in a joint venture and the requirement to consolidate the accounts of that entity, management considers factors such as ownership interest, authority to make decisions and contractual and substantive participating rights of the other partners or members as well as whether the entity is a variable interest entity for which the Company is the primary beneficiary.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

The Predecessor consists of the Barceló Portfolio, which consists of hospitality assets and operations owned by Barceló Crestline Corporation and certain consolidated subsidiaries (“BCC”), that had been maintained in various legal entities until the Company acquired them from BCC on March 21, 2014. Historically, financial statements have not been prepared for the Predecessor as a discrete stand-alone entity. The accompanying condensed consolidated/combined financial statements for the Predecessor, for the period from January 1 to March 20, 2014 have been derived from the historical accounting records of BCC and reflect revenue and expenses and cash flows directly attributable to the Predecessor, as well as allocations deemed reasonable by management, to present the combined results of operations and cash flows of the Predecessor on a stand-alone basis. Included in the accompanying condensed consolidated/combined statement of operations is $0.2 million of costs related to the Company for the period from January 1 to March 20, 2014.

Use of Estimates

The preparation of the accompanying condensed consolidated/combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management makes significant estimates regarding revenue recognition, purchase price allocations to record investments in real estate, the useful lives of real estate and real estate taxes, as applicable.

Real Estate Investments

The Company allocates the purchase price of properties acquired in real estate investments to tangible and identifiable intangible assets acquired based on their respective fair values at the date of acquisition. Tangible assets include land, land improvements, buildings and fixtures. The Company utilizes various estimates, processes and information to determine the property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings and fixtures are based on purchase price allocation studies performed by independent third parties or on the Company’s analysis of comparable properties in the Company’s portfolio. Identifiable intangible assets and liabilities, as applicable, are typically related to contracts, including operating lease agreements, ground lease agreements and hotel management agreements, which will be recorded at fair value. The Company also considers information obtained about each property as a result of the Company’s pre-acquisition due diligence in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

Investments in real estate that are not considered to be business combinations are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation of the Company’s assets is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for leasehold interests.

The Company is required to make subjective assessments as to the useful lives of the Company’s assets for purposes of determining the amount of depreciation to record on an annual basis with respect to the Company’s investments in real estate. These assessments have a direct impact on the Company’s net income because if the Company were to shorten the expected useful lives of the Company’s investments in real estate, the Company would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

Below-Market Lease

The below-market lease intangibles are based on the difference between the market rent and the contractual rent as of the date the Company assumed the obligations and are discounted to a present value using an interest rate reflecting the Company’s current assessment of the risk associated with the leases assumed. Acquired lease intangible assets are amortized over the remaining lease term. The amortization of below-market leases is recorded as an increase to rent expense on the condensed consolidated/combined statements of operations.

Impairment of Long Lived Assets and Investments in Unconsolidated Entities

When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. The estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less the estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income. No such impairment losses were recorded in the periods presented.

Cash and Cash Equivalents

Cash and cash equivalents include cash in bank accounts as well as investments in highly-liquid money market funds with original maturities of three months or less.

Restricted Cash

Restricted cash consists of amounts required under mortgage agreements for future capital improvements to owned assets, future interest and property tax payments and excess cash flow deposits due to mortgage agreement restrictions. For purposes of the statement of cash flows, changes in restricted cash caused by changes to the amount needed for future capital improvements are treated as investing activities, changes related to future interest payments are treated as financing activities, and changes related to real estate tax payments and excess cash flow deposits are treated as operating activities.

Deferred Financing Fees

Deferred financing fees represent commitment fees, legal fees and other costs associated with obtaining commitments for financing. These fees are amortized over the terms of the respective financing agreements using the effective interest method. Unamortized deferred financing fees are expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financial transactions that do not close are expensed in the period in which it is determined that the financing will not be successful.

Variable Interest Entities

Accounting Standards Codification (“ASC”) 810, Consolidation contains the guidance surrounding the definition of variable interest entities (“VIE”), the definition of variable interests and the consolidation rules surrounding VIEs. In general, VIEs are entities in which equity investors lack the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. The Company has variable interests in VIEs through its investments in entities which own the Westin Virginia Beach Town Center (the “Westin Virginia Beach”) and the Hilton Garden Inn Blacksburg.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

Once it is determined that the Company holds a variable interest in an entity, GAAP requires that the Company perform a qualitative analysis to determine (i) which entity has the power to direct the matters that most significantly impact the VIE’s financial performance; and (ii) if the Company has the obligation to absorb the losses of the VIE that could potentially be significant to the VIE or the right to receive the benefits of the VIE that could potentially be significant to the VIE. The entity that has both of these characteristics is deemed to be the primary beneficiary and is required to consolidate the VIE (See Note 4 — Variable Interest Entities and Investments in Unconsolidated Entities).

Revenue Recognition

Hotel revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel services.

Income Taxes

The Company intends to elect and qualify to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with its tax year ended December 31, 2014. In order to qualify as a REIT, the Company must annually distribute to its stockholders 90% of its REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain, and must comply with various other organizational and operational requirements. The Company will generally not be subject to federal corporate income tax on the portion of its REIT taxable income that it distributes to its stockholders. The Company may be subject to certain state and local taxes on its income, property tax and federal income and excise taxes on its undistributed income. The Company’s hotels are leased to taxable REIT subsidiaries (“TRSs”) which are wholly owned subsidiaries of the OP. The TRSs are subject to federal, state and local income taxes.

Earnings/Loss per Share

The Company calculates basic income or loss per share by dividing net income or loss for the period by the weighted-average shares of its common stock outstanding for a respective period. Diluted income per share takes into account the effect of dilutive instruments, such as stock options and unvested stock awards, except when doing so would be anti-dilutive.

Advertising Costs

Advertising costs for hotel operations are expensed as incurred. These costs were $1.4 million for the three months ended March 31, 2015 and $0.1 million combined between the Predecessor and the Company for the three months ended March 31, 2014.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

Allowance for Doubtful Accounts

Receivables consist principally of trade receivables from customers and are generally unsecured and are due within 30 to 90 days. The Company records a provision for uncollectible accounts using the allowance method. Expected credit losses associated with trade receivables are recorded as an allowance for doubtful accounts. The allowance for doubtful accounts is estimated based upon historical patterns of credit losses for aged receivables as well as specific provisions for certain identifiable, potentially uncollectible balances. When internal collection efforts on accounts have been exhausted, the accounts are written off and the associated allowance for doubtful accounts is reduced. Trade receivable balances, net of the allowance for doubtful accounts, are included in prepaid expenses and other assets in the accompanying condensed consolidated/combined balance sheets, and are as follows (in thousands):

	March 31, 2015	December 31, 2014
Trade receivables	$5,621	$1,388
Allowance for doubtful accounts	(482)	(45)
Trade receivables, net of allowance	$5,139	$1,343

Reportable Segments

The Company has determined that it has one reportable segment, with activities related to investing in real estate. The Company’s investments in real estate generate room revenue and other income through the operation of the properties, which comprise 100% of the total consolidated/combined revenues. Management evaluates the operating performance of the Company’s investments in real estate on an individual property level, none of which represent a reportable segment.

Derivative Transactions

The Company at certain times enters into derivative instruments to hedge exposure to changes in interest rates. The Company’s current derivatives consist of two interest rate cap agreements entered into in connection with the closing of the acquisition of the Grace Portfolio, which help to mitigate the Company’s exposure to increasing borrowing costs under floating rate indebtedness. The Company has elected not to designate its interest rate cap agreements as cash flow hedges. Therefore, changes in the fair values of the interest rate caps are recorded in general and administrative expenses in the condensed consolidated/combined statement of operations and comprehensive income (loss). The impact of the interest rate caps for the period ended March 31, 2015, to the condensed/consolidated financial statements was immaterial.

Recently Issued Accounting Pronouncements

On May 28, 2014, the FASB issued ASU 2014-09 Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in GAAP when it becomes effective. The new standard is effective for the Company on January 1, 2017. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures. The Company has not yet selected a transition method and has not determined the effect of the standard on its ongoing financial reporting.

In August 2014, the FASB issued ASU 2014-15 Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”), which describes how an entity should assess its ability to meet obligations and sets rules for how this information should be disclosed in the financial statements. The standard provides accounting guidance that will be used along with existing auditing standards. The adoption

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

of ASU 2014-15 becomes effective for the Company on its fiscal year ending December 31, 2016, and all subsequent annual and interim periods. Early adoption is permitted. The adoption of ASU 2014-15 is not expected to have a material effect on the Company’s consolidated financial statements.

On January 9, 2015, the FASB issued ASU 2015-01 Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items (“ASU 2015-01”), this Update eliminates from GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement-Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. The adoption of ASU 2015-01 becomes effective for the Company on its fiscal year ending December 31, 2016, and all subsequent annual and interim periods. Early adoption is permitted. The adoption of ASU 2015-01 is not expected to have a material effect on the Company’s consolidated financial statements.

On February 18, 2015, the FASB issued ASU 2015-02 Amendments to the Consolidation Analysis (“ASU 2015-02”), the amendments in this Update reduce the application of the related party guidance for VIEs on the basis of the following three changes:

1)	For single decision makers, related party relationships must be considered indirectly on a proportionate basis, rather than in their entirety. Except in the following two instances, the consolidation analysis would end after this indirect assessment.
2)	After the assessment above is performed, related party relationships should be considered in their entirety for entities that are under common control only if that common control group has the characteristics of a primary beneficiary. That is, the common control group collectively has a controlling financial interest.
3)	If the second assessment is not applicable, but substantially all of the activities of the VIE are conducted on behalf of a single variable interest holder (excluding the decision maker) in a related party group that has the characteristics of a primary beneficiary, that single variable interest holder must consolidate the VIE as the primary beneficiary.

The new standard is effective for the Company on January 1, 2016. Early application is permitted. The adoption of ASU 2015-02 is not expected to have a material effect on the Company’s consolidated financial statements.

On April 7, 2015, the FASB issued ASU 2015-03 Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”), which is designed to simplify the presentation of debt issuance costs, the amendments in this Update require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this Update. The new standard is effective for the Company on January 1, 2016. Early application is permitted. The adoption of ASU 2015-03 is not expected to have a material effect on the Company’s consolidated financial statements.

Note 3 — Business Combinations

Barceló Portfolio:  On March 21, 2014, the Company acquired the Barceló Portfolio through fee simple, leasehold and joint venture interests. The aggregate purchase price of the Barceló Portfolio was approximately $110.1 million, exclusive of closing costs. The Barceló Portfolio consists of (i) three wholly owned hotel assets (the “Portfolio Owned Assets”), the Baltimore Courtyard Inner Harbor Hotel (the “Baltimore Courtyard”), the Courtyard Providence Downtown Hotel (the “Providence Courtyard”) and the Homewood Suites by Hilton Stratford (the “Stratford Homewood Suites”); (ii) one leased asset, the Georgia Tech Hotel &

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 3 — Business Combinations  – (continued)

Conference Center (the “Georgia Tech Hotel”); and (iii) equity interests in two joint ventures (the “Joint Venture Assets”) that each own one hotel, the Westin Virginia Beach and the Hilton Garden Inn Blacksburg.

Grace Acquisition:  On February 27, 2015, the Company acquired the Grace Portfolio through fee simple or leasehold interests in 116 hotels from certain subsidiaries of Whitehall Real Estate Funds, an investment arm controlled by The Goldman Sachs Group, Inc.

The aggregate purchase price under the purchase agreement was $1.808 billion, exclusive of closing costs and subject to certain adjustments at closing. After adjustments, the net purchase price was $1.799 billion. Approximately $220.7 million of the purchase price was satisfied with cash on hand, approximately $904.2 million (fair value on the acquisition date) through the assumption of existing mortgage and mezzanine indebtedness (comprising the “Assumed Grace Mortgage Loan” and the “Assumed Grace Mezzanine Loan”, collectively, the “Assumed Grace Indebtedness”) and approximately $227.0 million through additional mortgage financing (the “Additional Grace Mortgage Loan” and, together with the Assumed Grace Indebtedness, the “Grace Indebtedness”). The Assumed Grace Mortgage Loan had a fair value on the acquisition date of $802.3 million, and carries an interest rate of London Interbank Offered Rate (“LIBOR”) plus 3.11%, and the Assumed Grace Mezzanine Loan had a fair value on the acquisition date of $101.9 million and carries an interest rate of LIBOR plus 4.77%, for a combined weighted average interest rate of LIBOR plus 3.30%. The Assumed Grace Indebtedness is secured by 96 of the 116 hotels in the Grace Portfolio and is scheduled to mature on May 1, 2016, subject to three (one-year) extension rights which, if all three are exercised, would result in an outside maturity date of May 1, 2019. The Additional Grace Mortgage Loan is secured by 20 of the 116 hotels in the Grace Portfolio and an additional hotel property in the Barceló Portfolio. The Additional Grace Mortgage Loan is scheduled to mature on March 6, 2017, subject to a one-year extension right, which, if exercised, would result in an outside maturity date of March 6, 2018 and carries an interest rate equal to the greater of (i) a floating rate of interest equal to LIBOR plus 6.00% and (ii) 6.25%.

In addition, the remaining $447.1 million of the contract purchase price was satisfied by the issuance of the preferred equity interests (the “Grace Preferred Equity Interests”) in two newly-formed Delaware limited liability companies, ARC Hospitality Portfolio I Holdco, LLC and ARC Hospitality Portfolio II Holdco, LLC, (the “Holdco entities”) each of which is an indirect subsidiary of the Company and an indirect owner of the Grace Portfolio. The holders of the Grace Preferred Equity Interests are entitled to monthly distributions at a rate of 7.50% per annum for the first 18 months following closing and 8.00% per annum thereafter. On liquidation of the Holdco entities, the holders of the Grace Preferred Equity Interests are entitled to receive their original value (as reduced by redemptions) prior to any distributions being made to the Company or the Company’s shareholders. After the earlier to occur of either (i) the date of repayment in full of the Company’s currently outstanding unsecured obligations in the original principal amount of approximately $63.1 million (together with the approximately $3.5 million deferred payment with respect to the March 2014 acquisition of the Georgia Tech Hotel & Conference Center, which is due concurrently), which represents the Barceló Acquisition Promissory Note (See Note 7 — Promissory Note Payable), or (ii) the date the gross amount of IPO proceeds received by the Company following the acquisition of the Grace Portfolio exceeds $100.0 million, the Company is required to use 35.0% of any IPO proceeds to redeem the Grace Preferred Equity Interests at par, up to a maximum of $350.0 million in redemptions for any 12-month period. During April 2015, the gross amount of IPO proceeds received by the Company following the acquisition of the Grace Portfolio exceeded $100.0 million and, pursuant to the terms of the Grace Preferred Equity Interests, during May 2015, the Company made its first mandatory redemption in the amount of $13.0 million.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 3 — Business Combinations  – (continued)

The Company is also required, in certain circumstances, to apply debt proceeds to redeem the Grace Preferred Equity Interests at par. As of February 27, 2018, the Company is required to have redeemed 50.0% of the Grace Preferred Equity Interests, and the Company is required to redeem 100.0% of the Grace Preferred Equity Interests remaining outstanding at the earlier of (i) 90 days following the stated maturity date (including extension options) under the Grace Indebtedness, and (ii) February 27, 2019. In addition, the Company has the right, at its option, to redeem the Grace Preferred Equity Interests, in whole or in part, at any time at par. The holders of the Grace Preferred Equity Interests have certain consent rights over major actions by the Company relating to the Grace Portfolio. In connection with the issuance of the Grace Preferred Equity Interests, the Company, the OP, and certain individual members of the parent of the Sponsor, entered into three agreements making guarantees to the sellers and their affiliates or indemnifying the sellers and their affiliates related to the Grace Portfolio. If the Company is unable to satisfy the redemption, distribution or other requirements of the Grace Preferred Equity Interests (including if there is a default under the related guarantees provided by the Company, the OP and the individual members of the parent of the Sponsor), the holders of the Grace Preferred Equity Interests have certain rights, including the ability to assume control of the operations of the Grace Portfolio through the assumption of control of the Holdco entities. Due to the fact that the Grace Preferred Equity Interests are mandatorily redeemable and certain of their other characteristics, the Grace Preferred Equity Interests are treated as debt in accordance with GAAP.

The following table presents the preliminary allocation of the assets acquired and liabilities assumed by the Company as of February 27, 2015 (in thousands):

Assets acquired and liabilities assumed	February 27, 2015
Land	274,478
Buildings and improvements	1,391,506
Below-market lease obligation	2,605
Furniture, fixtures and equipment	127,935
Prepaid expenses and other assets	6,960
Accounts payable and accrued expenses	(4,517)
Total operating assets acquired, net	1,798,967
Financing of real estate investments	(1,351,282)
Total assets acquired, net	447,685

The Company is finalizing the fair value of certain tangible and intangible assets acquired and adjustments may be made to the preliminary purchase price allocation shown above.

The following table below presents pro-forma financial information as if the acquisition of Grace had occurred on January 1, 2014 (in thousands). The unaudited pro-forma financial information is not necessarily indicative of what the actual results of operations would have been, assuming the acquisition had occurred on January 1, 2014, nor does it purport to represent our future results of operations.

Pro-forma	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
Revenues	118,738	109,546
Net loss	(8,672)	(9,750)

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 3 — Business Combinations  – (continued)

Included in the pro-forma table above are the following expense adjustments to account for differences between the Company’s estimates and amounts actually incurred by the seller: a reduction in management fees of $1.2 million and $1.8 million, a reduction in depreciation and amortization of $3.4 million and $5.2 million, and additional interest expense of $5.4 million and $8.2 million, for the periods ended March 31, 2015 and March 31, 2014, respectively. Additionally, in the period ended March 31, 2015, is an adjustment to reduce acquisition and transaction related costs for $37.3 million. Revenue and net loss attributable to the Grace Portfolio included in our condensed consolidated/combined statement of operations since the date of acquisition was $45.1 million and $7.9 million, respectively.

Note 4 — Variable Interest Entities and Investments in Unconsolidated Entities

The Company’s accompanying condensed consolidated/combined financial statements include investments in (i) an entity that owns the Westin Virginia Beach and (ii) an entity that owns the Hilton Garden Inn Blacksburg.

The Company as of March 31, 2015 has a non-controlling interest (but with certain veto and protective rights) in BSE/AH Blacksburg Hotel, LLC (the “HGI Blacksburg JV”), an entity that owns the assets of the Hilton Garden Inn Blacksburg. The HGI Blacksburg JV has a loan with an original principal balance of $13.0 million (the “Blacksburg Loan”). In addition, BCC is a party to the First Amended and Restated Guaranty of Payment dated April 17, 2011 (the “Blacksburg Payment Guaranty”) in connection with the Blacksburg Loan, which is partially supported by a Construction Loan Indemnity from the other partners in the HGI Blacksburg JV dated March 10, 2008 (the “Blacksburg Cross Indemnity”). In connection with the acquisition of its non-controlling interest in the HGI Blacksburg JV, on March 21, 2014, the Company entered into an Indemnity Agreement (the “BCC Indemnity”) pursuant to which the Company agreed to indemnify BCC against liabilities arising under the Blacksburg Payment Guaranty and/or the Blacksburg Cross Indemnity. The outstanding balance of the Blacksburg Loan was $9.9 million and $10.1 million as of March 31, 2015 and December 31, 2014, respectively.

Under the Blacksburg Payment Guaranty, BCC is jointly liable to the lender, along with four other parties, for payment of any Blacksburg Loan deficiencies. The Blacksburg Payment Guaranty remains in effect until the Blacksburg Loan is repaid. Under the Blacksburg Cross Indemnity, each of the joint venture owners of the hotel agrees to be responsible for its pro rata share of any liabilities under the Blacksburg Payment Guaranty, and to be 100% responsible for any liabilities caused by it. Thus, so long as each of the other parties to the Blacksburg Cross Indemnity remains solvent, the Company, through the BCC Indemnity, should never be liable for anything more than the Company’s pro rata share of losses, or 100% of the losses the Company caused.

The Company as of March 31, 2015 has a non-controlling interest (but with certain veto and protective rights) in TCA Block 7 Hotel, LLC (the “Westin Virginia Beach JV”), an entity that owns the assets of the Westin Virginia Beach. On April 8, 2014, Westin Virginia Beach JV entered into a $20.7 million loan (the “Westin Virginia Beach Loan”) with an unaffiliated lender. In addition, the Company is a party to a Guaranty of Recourse Obligations dated April 8, 2014 (the “Westin Virginia Beach Non-Recourse Carve-out Guaranty”) in connection with the Westin Virginia Beach Loan, which is partially supported by a permanent loan cross indemnity from the other partners in the Westin Virginia Beach JV dated April 1, 2014 (the “Westin Virginia Beach Cross Indemnity”). The outstanding balance of the Westin Virginia Beach Loan was $20.5 million as of March 31, 2015 and December 31, 2014.

Under the Westin Virginia Beach Non-Recourse Carve-out Guaranty, the Company, along with two other parties, would be liable to the lender for repayment for part or all of the loan upon occurrence of events triggering non-recourse carve-out liability. Pursuant to the Westin Virginia Beach Cross Indemnity, each of the joint venture partners is obligated to pay its pro rata share of any losses incurred by the parties to the Westin

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 4 — Variable Interest Entities and Investments in Unconsolidated Entities  – (continued)

Virginia Beach Non-Recourse Carve-out Guaranty, except to the extent that any such loss is caused by one of those parties, in which case that party is responsible for 100% of the losses. Therefore, so long as each of the other parties remains solvent, the Company should never be liable for anything more than its pro rata share of losses, or 100% of the losses it caused. The Westin Virginia Beach Non-Recourse Carve-out Guaranty remains in place until the Westin Virginia Beach Loan is repaid.

The Company considers these entities to be VIEs. The Company has concluded it is not the primary beneficiary with the power to direct activities that most significantly impact economic performance of the entities, and accordingly, has not consolidated the entities. The Company has accounted for the entities under the equity method of accounting and included them in investments in unconsolidated entities in the accompanying condensed consolidated/combined balance sheets.

The Company’s investments in unconsolidated entities as of March 31, 2015 and December 31, 2014, respectively, consist of the following (in thousands):

Partnership	Ownership Interest	Investment in Partnership		Income (Loss)
		March 31, 2015	December 31, 2014	Successor	Successor	Predecessor
				Three Months Ended March 31, 2015	For the Period from March 21 to March 31, 2014	For the Period from January 1 to March 20, 2014
HGI Blacksburg JV	24.00%	$1,610	$1,631	$(21)	$2	$(35)
Westin Virginia Beach JV	30.53%	3,354	3,844	(86)	(2)	(131)
Total		$4,964	$5,475	$(107)	$—	$(166)

The Company received a capital distribution of $0.40 million from the Westin Virginia Beach JV for the three months ended March 31, 2015. No distributions were received during the three months ended March 31, 2014.

No distributions from the HGI Blacksburg JV were received during three months ended March 31, 2015 and 2014.

The maximum exposure to loss as a result of the Company’s investments in unconsolidated entities as of March 31, 2015 and December 31, 2014, respectively, is as follows (in thousands)(1):

	Partnership Loan Balance		Investment in Partnership		Partnership Maximum Exposure to Loss
Partnership	March 31, 2015	December 31, 2014	March 31, 2015	December 31, 2014	March 31, 2015	December 31, 2014
HGI Blacksburg JV	$9,913	$10,063	$1,610	$1,631	$11,523	$11,694
Westin Virginia Beach JV	20,465	20,540	3,354	3,844	23,819	24,384
Total	$30,378	$30,603	$4,964	$5,475	$35,342	$36,078

(1)	Represents the Company’s maximum exposure to loss at each unconsolidated entity should the loss be caused by the Company. As a result of the Blacksburg Payment Guaranty, the Blacksburg Cross Indemnity, the Westin Virginia Beach Non-Recourse Carve-out Guaranty and the Westin Virginia Beach Cross Indemnity, the Company and Predecessor have a maximum exposure to loss of the outstanding loan balance at the entity as well as their investment in the entity.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 4 — Variable Interest Entities and Investments in Unconsolidated Entities  – (continued)

Below are the condensed statements of operations for the HGI Blacksburg JV for the three months ended March 31, 2015 and 2014 and the Predecessor for the period from January 1 to March 20, 2014, (in thousands):

			Predecessor
	Three Months Ended March 31, 2015	For the Period from March 21 to March 31, 2014	For the period from January 1 to March 20, 2014
Hotel revenue	$952	$127	$687
Hotel departmental expenses	(641)	(75)	(504)
Depreciation and amortization	(182)	(21)	(157)
Insurance, taxes, fees and owners’ expense	(82)	(11)	(73)
Operating income (loss)	47	20	(47)
Interest expense	(104)	(13)	(97)
Net income (loss)	$(57)	$7	$(144)
Company’s share of net income (loss)	(14)	2	(35)
Additional amortization expense(1)	(7)	—	—
Company’s share of net income (loss)	$(21)	$2	$(35)

(1)	Amortization of the purchase price of the Company’s original interest in the HGI Blacksburg JV, less the Company’s share of the HGI Blacksburg JV’s deficit, which resulted in a basis difference of $0.6 million.

Below are the condensed statements of operations for the Westin Virginia Beach JV for the three months ended March 31, 2015 and 2014 and the Predecessor for the period from January 1 to March 20, 2014, (in thousands):

			Predecessor
	Three Months Ended March 31, 2015	For the Period from March 21 to March 31, 2014	For the Period from January 1 to March 20, 2014
Hotel revenue	$2,548	$346	$2,070
Hotel departmental expenses	(2,053)	(237)	(1,614)
Depreciation and amortization	(220)	(27)	(200)
Insurance, taxes, fees and owners’ expense	(167)	(46)	(323)
Operating income (loss)	108	36	(67)
Interest expense	(273)	(42)	(304)
Net income (loss)	$(165)	$(6)	$(371)
Company’s share of net income (loss)	(50)	(2)	(113)
Additional amortization expense(1)	(36)	—	(18)
Company’s share of net income (loss)	$(86)	$(2)	$(131)

(1)	Amortization of the purchase price of the Predecessor’s original interest in the Westin Virginia Beach JV, less the Predecessor’s share of the partnership’s deficit, which resulted in a basis difference of $3.4 million and the Company’s original interest in the Westin Virginia Beach JV, less the Company’s share of Westin Virginia Beach JV’s deficit, which resulted in a basis difference of $3.6 million.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 5 — Leases

In connection with the acquisitions of the Barceló and Grace Portfolios, the Company has assumed various lease agreements. These lease agreements primarily comprise one operating lease in the Barceló Portfolio, and eight ground leases in the Grace Portfolio. The following table summarizes the Company’s future minimum rental commitments under these leases (in thousands).

	Minimum Rental Commitments	Amortization of Lease Intangible to Rent Expense
For the nine months ended December 31, 2015	$3,825	$293
Year ended December 31, 2016	5,104	392
Year ended December 31, 2017	5,121	392
Year ended December 31, 2018	5,126	392
Year ended December 31, 2019	5,134	392
Thereafter	88,596	8,699
Total	$112,906	$10,560

The Company has allocated values to certain above and below-market lease intangibles based on the difference between market rents and rental commitments under the leases. During the three months ended March 31, 2015 and March 31, 2014, amortization of below-market lease intangibles, net, to rent expense was $0.1 million and $0.1 million, respectively. Rent expense for the three months ended March 31, 2015 and March 31, 2014 was $1.2 million and $1.1 million, respectively. Included in the prior year period is rent expense recognized by the Predecessor.

Note 6 — Mortgage Notes Payable

The Company’s mortgage notes payable as of March 31, 2015 and December 31, 2014 consist of the following, respectively (in thousands):

Encumbered Properties	Outstanding Mortgage Note Payable
	March 31, 2015	December 31, 2014	Interest Rate	Payment	Maturity
Baltimore Courtyard & Providence Courtyard	$45,500	$45,500	4.3%	Interest Only, Principal paid at Maturity	April 2019
Assumed Grace Mortgage Loan – 96 properties in Grace Portfolio	$802,159	—	LIBOR plus 3.11%	Interest Only, Principal paid at Maturity	May 2016, subject to three, one year extension rights
Assumed Grace Mezzanine Loan – 96 properties in Grace Portfolio	$102,004	—	LIBOR plus 4.77%	Interest Only, Principal paid at Maturity	May 2016, subject to three, one year extension rights
Additional Grace Mortgage Loan – 20 properties in Grace Portfolio and the Stratford Homewood Suites	$227,000	—	The greater of (i) 6.00% plus LIBOR or (ii) 6.25%	Interest Only, Principal paid at Maturity	March 2017, subject to a one year extension right

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 6 — Mortgage Notes Payable  – (continued)

The Assumed Grace Mortgage Loan and the Assumed Grace Mezzanine Loan mature on May 1, 2016, subject to three (one-year) extension rights, and the Additional Grace Mortgage Loan matures on March 6, 2017, subject to one (one-year) extension right. The extensions on the Grace Indebtedness can only occur if certain conditions are met, including, in the case of the Assumed Grace Mortgage Loan and the Assumed Grace Mezzanine Loan, a condition with respect to the second and third extension terms that a minimum ratio of net operating income to debt outstanding be satisfied, and, in the case of the Additional Grace Mortgage Loan, a condition that a minimum debt service coverage ratio and maximum loan to value ratio be satisfied. There can be no assurance that we will be able to meet these conditions and extend these loans pursuant to their terms.

Interest expense related to the Company’s mortgage notes payable for the period ended March 31, 2015 was $4.8 million. Interest expense related to the Company’s mortgage notes payable for the period ended March 31, 2014 was $0.5 million, which includes interest expense recognized by the Predecessor.

Note 7 — Promissory Notes Payable

The Company’s promissory notes payable as of March 31, 2015 and December 31, 2014 were as follows (in thousands):

	Outstanding Promissory Notes Payable
Note Payable and Use of Proceeds	March 31, 2015	December 31, 2014	Interest Rate	Payment	Maturity
Barceló promissory note for Barceló acquisition	$63,074	$63,074	6.8%	Interest Only	See below
Property improvement plan promissory note	$1,775	$1,775	4.5%	Interest Only	March 2019

On August 25, 2014, the Company amended certain terms of its existing notes with BCC and agreed to pool them into one combined note (the “Barceló Promissory Note”). As of March 31, 2015 and December 31, 2014, the Barceló Promissory Note had an outstanding principal amount of $63.1 million. The Barceló Promissory Note has a maturity date of within ten business days after the Company raises $70.0 million in common equity from the Offering after the closing of the Grace Acquisition and payment of all acquisition related expenses which include payments to our Advisor and affiliates. Interest expense related to the Company’s promissory notes payable for the three months ended March 31, 2015 was $1.1 million. Interest expense related to the Company’s promissory notes payable for the three months ended March 31, 2014 was $0.1 million, including Predecessor interest expense.

On March 21, 2014, the Company executed a promissory note with Crestline in the amount of approximately $1.8 million (the “Property Improvement Plan Promissory Note”). The proceeds of the Property Improvement Plan Promissory Note were used to make certain improvements and upgrades to certain of the hotels in the Barceló Portfolio. As of March 31, 2015 and December 31, 2014, the Property Improvement Plan Promissory Note had an outstanding principal amount of $1.8 million.

The Barceló Promissory Note is payable to BCC, and the Property Improvement Plan Promissory Note is payable to the Sub-Property Manager (see Note 12 — Related Party Transactions and Arrangements). As of May 14, 2015, the Company had repaid in full the Barceló Promissory Note payable of $63.1 million, and the Property Improvement Plan Promissory Note of $1.8 million (see Note 14 — Subsequent Events).

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 8 — Accounts Payable and Accrued Expenses

The following is a summary of the components of accounts payable and accrued expenses (in thousands):

	March 31, 2015	December 31, 2014
Trade accounts payable and accrued expenses	$41,646	$7,412
Contingent consideration from Barceló Acquisition (see Note 11)	2,421	2,384
Deferred payment for Barceló Acquisition (see Note 11)	3,493	3,471
Accrued salaries and related liabilities	5,663	952
Total	$53,223	$14,219

Note 9 — Common Stock

The Company had 16,902,848 shares and 10,163,206 shares of common stock outstanding and had received total proceeds of $420.2 million and $252.9 million as of March 31, 2015 and December 31, 2014, respectively.

On February 3, 2014, the Company’s board of directors declared distributions payable to stockholders of record each day during the applicable month at a rate equal to $0.00465753425 per day, or $1.70 per annum, per share of common stock. The first distribution was paid in May 2014 to holders of record in April 2014. The distributions are payable by the fifth day following each month end to stockholders of record at the close of business each day during the prior month.

Share Repurchase Program

The Company has a Share Repurchase Program (the “SRP”) that enables stockholders to sell their shares of common stock originally purchased from the Company back to the Company. Under the SRP, stockholders may request that the Company redeem all or any portion, subject to certain minimum conditions described below, if such repurchase does not impair the Company’s capital or operations.

Except in connection with a stockholder’s death, disability, bankruptcy or other involuntary exigent circumstance, prior to the time that the shares of common stock are listed on a national securities exchange and until the Company begins to calculate its NAV, the repurchase price per share will depend on the length of time investors have held such shares as follows: after one year from the purchase date — the lower of $23.13 or 92.5% of the amount they actually paid for each share; after two years from the purchase date —  the lower of $23.75 or 95.0% of the amount they actually paid for each share; after three years from the purchase date — the lower of $24.38 or 97.5% of the amount they actually paid for each share; and after four years from the purchase date — the lower of $25.00 or 100.0% of the amount they actually paid for each share (in each case, as adjusted for any stock distributions, combinations, splits and recapitalizations).

Once the Company begins to calculate its NAV, the price per share that the Company will pay to repurchase the Company’s shares of common stock on the last day of each quarter, will be the Company’s per share NAV of common stock for the quarter, calculated after the close of business on each day the Company makes its quarterly financial filing. Subject to limited exceptions, stockholders whose shares of common stock are repurchased within the first four months from the date of purchase will be subject to a short-term trading fee of 2.0% of the aggregate per share NAV of the shares of common stock repurchased.

The board of directors may reject a request for repurchase, at any time. Purchases under the SRP by the Company will be limited in any calendar year to 5.0% of the weighted average number of shares outstanding during the prior calendar year. In addition, funds available for the Company’s SRP are limited and may not be sufficient to accommodate all requests. Due to these limitations, the Company cannot guarantee that it will be able to accommodate all repurchase requests.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 9 — Common Stock  – (continued)

When a stockholder requests a repurchase and the repurchase is approved, the Company will reclassify such obligation from equity to a liability based on the settlement value of the obligation. Shares purchased under the SRP will have the status of authorized but unissued shares. As of March 31, 2015 and December 31, 2014, no shares had been repurchased or requested to be repurchased.

Distribution Reinvestment Plan (DRIP)

Pursuant to the DRIP, stockholders may elect to reinvest distributions by purchasing shares of common stock in lieu of receiving cash. No dealer manager fees or selling commissions are paid with respect to shares purchased pursuant to the DRIP. Participants purchasing shares pursuant to the DRIP have the same rights and are treated in the same manner as if such shares were issued pursuant to the primary Offering. The board of directors may designate that certain cash or other distributions be excluded from the DRIP. The Company has the right to amend or suspend any aspect of the DRIP or terminate the DRIP with ten days’ notice to participants. Shares issued under the DRIP are recorded to equity in the accompanying balance sheets in the period distributions are paid. There were 156,390 shares issued under the DRIP as of March 31, 2015 and 63,998 shares issued under the DRIP as of December 31, 2014.

Note 10 — Fair Value Measurements

In accordance with ASC 820, certain assets and liabilities are recorded at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability between market participants in an orderly transaction on the measurement date. The market in which the reporting entity would sell the asset or transfer the liability with the greatest volume and level of activity for the asset or liability is known as the principal market. When no principal market exists, the most advantageous market is used. This is the market in which the reporting entity would sell the asset or transfer the liability with the price that maximizes the amount that would be received or minimizes the amount that would be paid. Fair value is based on assumptions market participants would make in pricing the asset or liability. Generally, fair value is based on observable quoted market prices or derived from observable market data when such market prices or data are available. When such prices or inputs are not available, the reporting entity should use valuation models.

The Company’s financial instruments recorded at fair value on a recurring basis are categorized based on the priority of the inputs used to measure fair value. The inputs used in measuring fair value are categorized into three levels, as follows:

•	Level 1 — Inputs that are based upon quoted prices for identical instruments traded in active markets.
•	Level 2 — Inputs that are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar investments in markets that are not active, or models based on valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the investment.
•	Level 3 — Inputs that are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

The determination of where an asset or liability falls in the hierarchy requires significant judgment and considers factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 10 — Fair Value Measurements  – (continued)

The Company is required to disclose the fair value of financial instruments which it is practicable to estimate. The fair value of cash and cash equivalents, accounts receivable and accounts payable and accrued expenses approximate their carrying amounts due to the relatively short maturity of these items. The following table shows the carrying values and the fair values of material non-current liabilities that qualify as financial instruments, determined in accordance with the authoritative guidance for disclosures about fair value of financial instruments (in thousands):

	March 31, 2015
	Carrying Amount	Fair Value
Mortgage notes payable	$1,176,663	$1,177,705
Promissory notes payable	64,849	64,849
Contingent consideration on acquisition	2,421	2,421
Deferred consideration	3,493	3,493
Total	$1,247,426	$1,248,468

The fair value of the mortgage notes payable were determined using the discounted cash flow method and applying current market rates and is classified as level 3 under the fair value hierarchy. The fair value of the promissory notes payable was determined to equal their carrying amounts as these amounts are expected to be repaid within a year. The contingent consideration and deferred consideration were recorded at fair value at each reporting period.

Note 11 — Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation, claims and regulatory matters. There are no material legal or regulatory proceedings pending or known to be contemplated against the Company.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim and is not aware of any other environmental condition that it believes will have a material adverse effect on its results of operations or financial condition.

Contingent Consideration

Included as part of the acquisition of the Barceló Portfolio is a contingent consideration payable to BCC based on the operating results of the Baltimore Courtyard, Providence Courtyard and Stratford Homewood Suites. The amount payable is calculated by applying a capitalization rate to the excess earnings before interest, taxes, depreciation and amortization (“EBITDA”) earned in the second year after the acquisition over an agreed upon target. If this target EBITDA is not met, no amount will be due to BCC, but if the EBITDA earned is higher than forecasted, the amount due to BCC could be higher than the liability recorded in the condensed consolidated/combined balance sheets as of March 31, 2015.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 11 — Commitments and Contingencies  – (continued)

Deferred Consideration

Included as part of the acquisition of the Barceló Portfolio is deferred consideration payable to BCC of $3.5 million, which is payable within ten business days after the date the Company raises $70.0 million in common equity from the Offering after the closing of the Grace Acquisition and payment of all acquisition related expenses which include payments to the Advisor and affiliates. The deferred consideration does not bear interest unless the amounts remain unpaid as of the repayment date, at which time, interest will begin accruing at a rate of 6.8% per annum. As of May 14, 2015, the Company had repaid the deferred consideration payable of $3.5 million (see Note 14 — Subsequent Events).

Note 12 — Related Party Transactions and Arrangements

As of March 31, 2015, the Special Limited Partner owned 8,888 shares of the Company’s outstanding common stock. The Advisor and its affiliates are entitled to a variety of fees, and may incur and pay costs and fees on behalf of the Company for which they are entitled to reimbursement. The Company had a payable due to affiliates related to operating, acquisition, financing and offering costs of $12.1 million and $7.0 million as of March 31, 2015 and December 31, 2014, respectively.

Fees Paid in Connection with the Offering

The Dealer Manager is paid fees and compensation in connection with the sale of the Company’s common stock in the Offering. The Dealer Manager is paid a selling commission of up to 7.0% of the per share purchase price of the Company’s offering proceeds before reallowance of commissions earned by participating broker-dealers. In addition, the Dealer Manager is paid up to 3.0% of the gross proceeds from the sale of shares, before reallowance to participating broker-dealers, as a dealer-manager fee. The Dealer Manager may reallow its dealer-manager fee to participating broker-dealers. A participating broker dealer may elect to receive a fee equal to 7.5% of the gross proceeds from the sale of shares by such participating broker dealer, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale. If this option is elected, the dealer manager fee will be reduced to 2.5% of gross proceeds.

The table below shows the commissions and fees incurred from and payable to the Dealer Manager for the Offering during the three months ended March 31, 2015, and the three months ended March 31, 2014, and the associated payable as of March 31, 2015 and December 31, 2014, which is recorded in due to affiliates on the Company’s condensed consolidated/combined balance sheets (in thousands):

	Three Months Ended March 31,		Payable as of
	2015	2014	March 31, 2015	December 31, 2014
Total commissions and fees incurred from the Dealer Manager	$15,530	$100	$432	$153

The Advisor and its affiliates are paid compensation and/or receive reimbursement for services relating to the Offering, including transfer agency services provided by American National Stock Transfer, LLC (“ANST”), an affiliate of the Dealer Manager. The Company is responsible for the Offering and related costs (excluding selling commissions and dealer manager fees) up to a maximum of 2.0% of gross proceeds received from the Offering, measured at the end of the Offering. Offering costs in excess of the 2.0% cap as of the end of the Offering are the Advisor’s responsibility. As of March 31, 2015, Offering and related costs (excluding selling commissions and dealer manager fees) exceeded 2.0% of gross proceeds received from the Offering by $3.5 million. As of December 31, 2014, Offering and related costs (excluding selling commissions and dealer manager fees) exceeded 2.0% of gross proceeds received from the Offering by $2.4 million.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 12 — Related Party Transactions and Arrangements  – (continued)

All Offering costs incurred by the Company or its affiliated entities on behalf of the Company have been charged to additional paid-in-capital on the accompanying condensed consolidated/combined balance sheets. The table below shows compensation and reimbursements incurred and payable to the Advisor and its affiliates for services relating to the Offering during the three months ended March 31, 2015, and the three months ended March 31, 2014, and the associated amounts payable as of March 31, 2015 and December 31, 2014, which is recorded in due to affiliates on the Company’s consolidated/combined balance sheets (in thousands).

	Three Months Ended March 31,		Payable as of
	2015	2014	March 31, 2015	December 31, 2014
Total compensation and reimbursement for services provided by the Advisor and its affiliates related to the Offering	$5,409	$2,200	$5,540	$1,885

Fees Paid in Connection With the Operations of the Company

Fees Paid to the Advisor

The Advisor receives an acquisition fee of 1.5% of (A) the contract purchase price of each acquired property and (B) the amount advanced for a loan or other investment. The Advisor may also be reimbursed for expenses incurred in the process of acquiring properties, in addition to third-party costs the Company may pay directly to, or reimburse the Advisor for. Additionally, the Company may reimburse the Advisor for legal expenses it or its affiliates directly incur in the process of acquiring properties in an amount not to exceed 0.1% of the contract purchase price of the Company’s assets acquired. Once the proceeds from the Offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees (as described below) may not exceed 1.9% of the contract purchase price, for any new investments, including reinvested proceeds, and the amount advanced for a loan or other investment, for all the assets acquired. In no event will the total of all acquisition fees, acquisition expenses and any financing coordination fees (as described below) payable with respect to a particular investment exceed 4.5% of (A) the contract purchase price or (B) the amount advanced for a loan or other investment. Fees paid to the Advisor related to acquisitions are reported as a component of net income (loss) in the period incurred, in the aggregate for all Company investments.

If the Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains and uses to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay the Advisor or its assignees a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing, subject to certain limitations. Fees paid to the Advisor related to debt financings are deferred and amortized over the term of the related debt instrument.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 12 — Related Party Transactions and Arrangements  – (continued)

The table below depicts the acquisition and financing coordination fees charged by the Advisor in connection with the operations of the Company for the three months ended March 31, 2015 and 2014, and the associated payable as of March 31, 2015 and December 31, 2014, which is recorded in due to affiliates on the Company’s condensed consolidated/combined balance sheets (in thousands):

	Three Months Ended March 31,		Payable as of
	2015	2014	March 31, 2015	December 31, 2014
Acquisition fees	$28,930	$1,600	$—	$—
Financing coordination fees	$11,835	$800	—	—
	$40,765	$2,400	$—	$—

For asset management services provided by the Advisor, the Company causes the OP to issue (subject to periodic approval by the board of directors) to the Advisor a number of performance-based restricted, forfeitable partnership units of the OP (designated as “Class B Units”) on a quarterly basis in an amount equal to:

•	The cost of the Company’s assets, (until the NAV pricing date, then the lower of the cost of the Company’s assets and the fair value of the Company’s assets), multiplied by
•	0.1875%, divided by
•	The value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the Offering price minus selling commissions and dealer manager fees) and, at such time as the Company estimates NAV, to per-share NAV.

The Advisor is entitled to receive distributions on the vested and unvested Class B Units it receives in connection with its asset management subordinated participation at the same rate as distributions received on the Company’s common stock. Such distributions are in addition to the incentive fees and other distributions the Advisor and its affiliates may receive from the Company and the OP, including without limitation, the annual subordinated performance fee and the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the advisory agreement, each as described below.

The restricted Class B Units do not become unrestricted Class B Units until certain performance conditions are satisfied, including until the adjusted market value of the OP’s assets plus applicable distributions equals or exceeds the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax, non-compounded annual return to investors, and the occurrence of a sale of all or substantially all of the OP’s assets, a listing of the Company’s common stock, or a termination of the advisory agreement without cause. Asset management services were performed by the Advisor for the three months ended March 31, 2015, and 198,897 Class B Units have been issued as of March 31, 2015.

Fees Paid to the Property Manager

The Company pays a property management fee of up to 4.0% of the monthly gross receipts from the Company’s properties to the Property Manager. The Property Manager, in turn, pays a portion of the property management fees to Crestline or a third-party sub-property manager, as applicable. The Company also reimburses Crestline or a third-party sub-property manager, as applicable, for property level expenses, as well as fees and expenses of such sub-property manager. However, the Company will not reimburse such sub-property managers for general overhead costs or for the wages and salaries and other employee-related expenses of employees of such sub-property managers, other than employees or subcontractors who are engaged in the on-site operation, management, maintenance or access control of the Company’s properties.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 12 — Related Party Transactions and Arrangements  – (continued)

The Company also will pay to Crestline an annual incentive fee equal to 15% of the amount by which the operating profit from the properties managed by Crestline for such fiscal year (or partial fiscal year) exceeds 8.5% of the total investment of such properties. The Company may, in the future, pay similar fees to third-party sub-property managers. No incentive fee was payable by the Company during either of the three months ended March 31, 2015 or 2014.

For these purposes, “total investment” means the sum of (i) the price paid to acquire the property, including closing costs, conversion costs, and transaction costs; (ii) additional invested capital; and (iii) any other costs paid in connection with the acquisition of the property, whether incurred pre- or post-acquisition.

The Predecessor paid Crestline a similar property management fee and incentive fee.

The Company may also reimburse Crestline for due diligence costs incurred by Crestline in support of the Company’s hotel acquisitions.

The table below shows the management fees and reimbursable expenses incurred by the Company during the three months ended March 31, 2015 and 2014, respectively, and the associated payable as of March 31, 2015 and December 31, 2014 (in thousands):

	Three Months Ended March 31,		Payable as of
	2015	2014	March 31, 2015	December 31, 2014
Total management fees and reimbursable expenses incurred from Crestline	$1,712	$818	$1,415	$228
Total management fees incurred from Property Manager	$238	$10	$192	$20
Total	$1,950	$828	$1,607	$248

The Company pays Crestline interest on the Property Improvement Plan Promissory Note (see note 7 — Promissory Notes Payable). The table below shows the interest expense incurred by the Company during the three months ended March 31, 2015 and 2014, respectively, and the associated payable as of March 31, 2015 and December 31, 2014 which is recorded in Due to affiliates on the condensed consolidated/combined balances sheets (in thousands):

	Three Months Ended March 31,		Payable as of
	2015	2014	March 31, 2015	December 31, 2014
Interest related to the property improvement plan promissory note	$20	$—	$20	$20

Fees Paid to Other Affiliates of the Advisor

The Company entered into an agreement with RCS Capital, the investment banking and capital markets division of the Dealer Manager (“RCS Capital”) to provide strategic advisory services and investment banking services required in the ordinary course of the Company’s business, such as performing financial analysis, evaluating publicly traded comparable companies and assisting in developing a portfolio composition strategy, a capitalization structure to optimize future liquidity options and structuring operations. The Company has recorded the payment of the costs associated with this agreement of $0.9 million in prepaid expenses and other assets on the Company’s condensed consolidated/combined balance sheets and amortizes the costs associated with this agreement over the estimated remaining life of the Offering.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 12 — Related Party Transactions and Arrangements  – (continued)

RCS Advisory Services, LLC (“RCS Advisory”) is paid compensation for services provided to the Company on behalf of the Advisor based on time and expenses incurred. Additionally, the Company entered into a $0.8 million agreement with RCS Advisory to provide transaction management services in connection with the Grace Acquisition, the full amount of which was accrued for at December 31, 2014, and was paid in full as of March 31, 2015.

The Company entered into an agreement with RCS Capital to provide strategic financial advice and assistance in connection with the Grace Acquisition, such as performing financial advisory and analysis services, due diligence and negotiation of the financial aspects of the acquisition. The Company was charged 0.25% of the total transaction value for these services and accrued $4.5 million as of December 31, 2014, which is recorded in due to affiliates on the Company’s condensed consolidated/combined balance sheets.

The table below depicts related party fees and reimbursements charged by the Dealer Manager and RCS Advisory in connection with the operations of the Company for the three months ended March 31, 2015 and 2014, respectively, and the associated payable as of March 31, 2015 and December 31, 2014 (in thousands):

	Three Months Ended March 31,		Payable as of
	2015	2014	March 31, 2015	December 31, 2014
Transaction fees and expenses	$—	$—	$4,520	$4,645
Advisory and investment banking fee	115	—	—	—
Total related party fees and reimbursements	$115	$—	$4,520	$4,645

In order to increase operating cash flows and the ability to pay distributions from operating cash flows, the Advisor may elect to waive certain fees. Because the Advisor may waive certain fees, cash flow from operations that would have been paid to the Advisor may be available to pay distributions to stockholders. The fees that may be forgiven are not deferrals and accordingly, will not be paid to the Advisor. In certain instances, to improve the Company’s working capital, the Advisor may elect to absorb a portion of the Company’s general and administrative costs. No expenses were absorbed by the Advisor during the three months ended March 31, 2015 and 2014, respectively.

The Company reimburses the Advisor’s costs for providing administrative services, subject to the limitation that the Company will not reimburse the Advisor for any amount by which the Company’s operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt, impairment or other similar non-cash reserves and excluding any gain from the sale of assets for that period, unless the Company’s independent directors determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, in which case the excess amount may be reimbursed to the Advisor in subsequent periods. Additionally, the Company reimburses the Advisor for personnel costs in connection with other services; however, the Company will not reimburse the Advisor for personnel costs, including executive salaries, in connection with services for which the Advisor receives acquisition fees, acquisition expenses or real estate commissions.

The Advisor at its election may also contribute capital to enhance the Company’s cash position for working capital and distribution purposes. Any contributed capital amounts are not reimbursable to the Advisor. Further, any capital contributions are made without any corresponding issuance of common or preferred shares. There were no contributions to capital from the Advisor for the three months ended March 31, 2015 and 2014, respectively.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 12 — Related Party Transactions and Arrangements  – (continued)

Fees Paid in Connection with the Liquidation or Listing

The Company is required to pay the Advisor an annual subordinated performance fee calculated on the basis of the Company’s total return to stockholders, payable monthly in arrears, such that for any year in which the Company’s total return on stockholders’ capital exceeds 6.0% per annum, the Advisor will be entitled to 15.0% of the excess total return but not to exceed 10.0% of the aggregate total return for such year. This fee will be payable only upon the sale of assets, other disposition or refinancing of such assets, which results in the return on stockholders’ capital exceeding 6.0% per annum. No subordinated performance fees were incurred during the three months ended March 31, 2015 and 2014, respectively.

The Company may pay a brokerage commission to the Advisor on the sale of property, not to exceed the lesser of 2.0% of the contract sale price of the property and 50.0% of the total brokerage commission paid if a third-party broker is also involved; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price and a reasonable, customary and competitive real estate commission, in each case, payable to the Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale. No such fees were incurred during the three months ended March 31, 2015 and 2014, respectively.

The Company will pay the Special Limited Partner a subordinated participation in the net sales proceeds of the sale of real estate assets of 15.0% of the remaining net sale proceeds after return of capital contributions to investors plus payment to investors of a 6.0% cumulative, pre-tax, non-compounded annual return on the capital contributed by investors. The Special Limited Partner will not be entitled to the subordinated participation in net sale proceeds unless the Company’s investors have received a 6.0% cumulative non-compounded return on their capital contributions plus the return of their capital. No such participation became due and payable during the three months ended March 31, 2015 and 2014, respectively.

If the common stock of the Company is listed on a national exchange, the Company will pay the Special Limited Partner a subordinated incentive listing distribution of 15.0% of the amount by which the Company’s market value plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax, non-compounded annual return on their capital contributions. The Special Limited Partner will not be entitled to the subordinated incentive listing distribution unless investors have received a 6.0% cumulative, pre-tax non-compounded annual return on their capital contributions. No such distributions were incurred during the three months ended March 31, 2015 and 2014, respectively. Neither the Special Limited Partner nor any of its affiliates can earn both the subordination participation in the net sale proceeds and the subordinated incentive listing distribution.

Upon termination or non-renewal of the advisory agreement with the Advisor, with or without cause, the Special Limited Partner, through its controlling interest in the Advisor, will be entitled to receive distributions from the OP equal to 15.0% of the amount by which the sum of the Company’s market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax, non-compounded annual return to investors. The Special Limited Partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs. No such distributions were incurred during the three months ended March 31, 2015 and 2014, respectively.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO CONDENSED CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
March 31, 2015
(Unaudited)

Note 13 — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management, asset acquisition and disposition decisions, the sale of shares of common stock available for issue, transfer agency services, as well as other administrative responsibilities for the Company including accounting services and investor relations.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that these companies are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.

Note 14 — Subsequent Events —

The Company has evaluated subsequent events through the filing of this Quarterly Report on Form 10-Q, and determined that there have not been any events that have occurred that would require adjustments to disclosures in the accompanying condensed consolidated financial statements except for the following transactions:

Sales of Common Stock

Subsequent to the quarter ended March 31, 2015, and through May 7, 2015, the Company raised additional gross proceeds, including proceeds from shares issued under the DRIP, of $82.9 million, and issued common stock, including unvested restricted shares and shares issued under the DRIP, of 3.4 million.

Promissory Notes Payable

As of May 14, 2015, the Company has repaid in full the Barceló Promissory Note payable of $63.1 million, and the Property Improvement Plan Promissory Note of $1.8 million.

Deferred Consideration Payable

As of May 14, 2015, the Company has paid in full the deferred consideration payable to BCC of $3.5 million.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis should be read in conjunction with the accompanying condensed consolidated/combined financial statements of American Realty Capital Hospitality Trust, Inc. and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to American Realty Capital Hospitality Trust, Inc., a Maryland corporation, including, as required by context, to American Realty Capital Hospitality Operating Partnership, L.P., a Delaware limited partnership, which we refer to as the “OP,” and to its subsidiaries. We are externally managed by American Realty Capital Hospitality Advisors, LLC (our “Advisor”), a Delaware limited liability company.

Forward-Looking Statements

Certain statements included in this Quarterly Report on Form 10-Q are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations we and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

•	We have a limited operating history. This inexperience makes our future performance difficult to predict.
•	All of our executive officers are also officers, managers and/or holders of a direct or indirect controlling interest in our Advisor, the dealer manager, Realty Capital Securities, LLC (the “Dealer Manager”), or other entities affiliated with AR Capital, LLC (“American Realty Capital”). As a result, our executive officers, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor’s compensation arrangements with us and other investment programs advised by American Realty Capital affiliates and conflicts in allocating time among these investment programs and us. These conflicts could result in unanticipated actions.
•	Because investment opportunities that are suitable for us may also be suitable for other American Realty Capital advised investment programs, our Advisor and its affiliates face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders.
•	We intend to use substantial available proceeds from of our initial public offering of common stock (our “IPO” or our “Offering”) to reduce our borrowings, including borrowings made in connection with the acquisition of a portfolio of 116 hotel assets (the “Grace Portfolio”), which may limit our ability to pay distributions from Offering proceeds or acquire additional properties. The continued use of substantial Offering proceeds to repay debt will reduce the available cash flow to fund working capital, acquisitions, capital expenditures and other general corporate purposes, which could have a material adverse impact on our business and reduce cash available for distributions to holders of our common stock.
•	We focus on acquiring a diversified portfolio of hospitality assets located in the United States and are subject to risks inherent in concentrating investments in the hospitality industry.
•	We may purchase real estate assets located in Canada, which may subject us to additional risks.
•	No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid.

•	Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.
•	We may be unable to obtain the financing needed to complete acquisitions.
•	We incurred substantial additional indebtedness to consummate the acquisition of the Grace Portfolio (the “Grace Acquisition”), which may have a material adverse effect on our financial condition and results of operations.
•	We may not generate cash flows sufficient to pay our distributions to stockholders, and, as such, we may be forced to borrow at higher rates or depend on our Advisor and its affiliates to waive reimbursements of certain expenses and fees to fund our operations.
•	We are obligated to pay fees to our Advisor and its affiliates, which may be substantial.
•	We may be unable to pay or maintain cash distributions or increase distributions over time.
•	Our organizational documents permit us to pay distributions from unlimited amounts of any source. Since our inception, all of our distributions have been paid from offering proceeds. We may continue in the future to pay distributions from sources other than from our cash flows from operations, including the net proceeds from the Offering. There are no established limits on the amounts of net proceeds and borrowings that we may use to fund such distribution payments.
•	Distributions paid will reduce the amount of capital we ultimately invest in properties and other permitted investments and may negatively impact the value of our stockholders’ investment.
•	With the Grace Acquisition now completed, we intend to pay distributions from cash flows from operations. Our ability to do so depends on our ability to realize the expected benefits of the acquisition of the Grace Portfolio from which a substantial amount of our future cash flows from operations are expected to be generated. Failure to realize the expected benefits of the acquisition of the Grace Portfolio, within the anticipated timeframe or at all, or the incurrence of unexpected costs, could have a material adverse effect on our financial condition and results of operations and our ability to pay distributions from cash flow from operations.
•	We are subject to risks associated with any dislocations or liquidity disruptions that may exist or occur in the credit markets of the United States from time to time.
•	Our failure to continue to qualify to be treated as a real estate investment trust (“REIT”) for U.S. federal income tax purposes which would result in higher taxes, may adversely affect operations and would reduce our NAV and cash available for distributions.

All forward-looking statements should also be read in light of the risks identified in Item 1A of our Annual Report on Form 10-K.

Overview

American Realty Capital Hospitality Trust, Inc. was incorporated on July 25, 2013 as a Maryland corporation and intends to qualify as a real estate investment trust for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2014. We were formed primarily to acquire lodging properties in the midscale limited service, extended stay, select service, upscale select service, and upper upscale full service segments within the hospitality sector. We have no limitation as to the brand of franchises or licenses with which our hotels will be associated. All such properties may be acquired by us alone or jointly with another party. We may also originate or acquire first mortgage loans secured by real estate and invest in other real estate-related debt. In March 2014, we completed our first acquisition comprising investments in six hotels (the “Barceló Portfolio”), and in February 2015, we completed our second acquisition of the Grace Portfolio. As of March 31, 2015, we had acquired or had an interest in 122 properties.

On January 7, 2014, we commenced our IPO on a “reasonable best efforts” basis of up to 80,000,000 shares of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11 (File No. 333-190698), as amended (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement also covers up to 21,052,631 shares of common stock available pursuant to the Distribution Reinvestment Plan (the “DRIP”) under which our common stockholders may elect to have their distributions reinvested in additional shares of common stock.

Until the filing of our second quarterly financial filing with the SEC, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the earlier to occur of (i) our acquisition of at least $2.0 billion in total investment portfolio assets or (ii) January 7, 2016 (the “NAV pricing date”), the per share purchase price in the IPO will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued under the DRIP will initially be equal to $23.75 per share, which is 95% of the initial per share offering price in the IPO. Thereafter, the per share purchase price will vary quarterly and will be equal to our net asset value (“NAV”) per share plus applicable commissions and fees in the case of the primary offering and the per share purchase price in the DRIP will be equal to the NAV per share. On February 3, 2014, we received and accepted subscriptions in excess of the minimum offering amount of $2.0 million in Offering proceeds, broke escrow and issued shares of common stock to the initial investors who were admitted as stockholders. As of March 31, 2015, we had 16.9 million shares of stock outstanding and had received total gross proceeds from the IPO of approximately $420.2 million, including shares issued under the DRIP.

Substantially all of our business is conducted through American Realty Capital Hospitality Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. We are the sole general partner and hold substantially all of the units of limited partner interests in the OP (“OP Units”). Additionally, American Realty Capital Hospitality Special Limited Partner, LLC (the “Special Limited Partner”) contributed $2,020 to the OP in exchange for 90 OP Units, which represents a nominal percentage of the aggregate OP ownership. The holders of OP Units have the right to convert OP Units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of common stock in accordance with the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

We have no direct employees. We have retained the Advisor to manage certain aspects of our affairs on a day-to-day basis. American Realty Capital Hospitality Properties, LLC, or one of its subsidiaries (collectively, the “Property Manager”), serves as our property manager and the Property Manager has retained Crestline Hotels & Resorts, LLC (“Crestline”), an entity under common control with the parent of American Realty Capital IX, LLC (the “Sponsor”) to provide services, including locating investments, negotiating financing and operating certain hotel assets in our portfolio. Realty Capital Securities, LLC (the “Dealer Manager”), an entity under common control with the parent of our Sponsor, serves as the dealer manager of the Offering.

The Advisor, Special Limited Partner, Property Manager, Crestline and Dealer Manager are related parties and receive fees, distributions and other compensation for services related to the Offering and the investment and management our assets.

We, directly or indirectly through our taxable REIT subsidiaries, enter into agreements with our Property Manager, which, in turn, engages Crestline or a third-party sub-property manager to manage our hotel properties. Crestline is a leading hospitality management company in the United States with 74 hotels and 11,889 rooms under management in 21 states and the District of Columbia. As of March 31, 2015, 40 of our hotels are managed by Crestline, and 82 of our hotels are managed by third-party sub-property managers.

The results of operations for the period ended March 31, 2015 are not necessarily indicative of results for the entire year or any subsequent interim period. Certain prior period amounts have been reclassified to conform to current period presentation.

Significant Accounting Estimates and Critical Accounting Policies

See Note 2 — Summary of Significant Accounting Policies, to our accompanying condensed consolidated/combined financial statements included in this Quarterly Report on Form 10-Q.

Revenue Performance Metrics

We measure hotel revenue performance by evaluating revenue metrics such as:

•	Occupancy percentage (“Occ”)
•	Average Daily Rate (“ADR”)
•	Revenue Per Available Room (“RevPAR”)

Occ, ADR, and RevPAR are commonly used, non-GAAP, measures within the hotel industry to evaluate hotel performance. RevPAR is defined as the product of the ADR and Occ (and also as the quotient of room revenue and available rooms). RevPAR does not include food and beverage or other revenues generated by the hotels. We evaluate individual hotel RevPAR performance on an absolute basis with comparisons to budget, to prior periods and to the competitive set in the market, as well as on a company-wide and regional basis.

Results of Operations

On February 27, 2015, we completed the acquisition of a portfolio of 116 hotel assets, the Grace Portfolio, which increased our hotel portfolio to a total 122 hotel assets. We completed our first acquisition of interests in six hotels, the Barceló Portfolio, on March 21, 2014. See Note 3 — Business Combinations to our accompanying condensed consolidated/combined financial statements included in this Quarterly Report on Form 10-Q, for additional discussion of these transactions.

The following discussion compares our operating results for the three months ended March 31, 2015 and to the comparable period in 2014. Results for the three months ended March 31, 2014 include results from the Predecessor from January 1, 2014 to March 20, 2014.

Comparison of the Three Months Ended March 31, 2015 to the Three Months Ended March 31, 2014

Room revenues were $50.5 million for the three months ended March 31, 2015, compared to room revenues of $7.0 million for the three months ended March 31, 2014, including results from the Predecessor period. The increase in room revenues was due to the acquisition of the Grace Portfolio in February 2015. We generally expect that room revenues will make up a significant majority of our total revenues, therefore our revenue results will be highly dependent on maintaining and improving Occ and ADR, which drive RevPAR.

The following table depicts operating information of the Barceló Portfolio (including Predecessor results), and the Grace Portfolio for the periods in which we owned each.

	Three Months Ended
	March 31, 2015	March 31, 2014
Number of rooms	14,922	1,181
Occ	77.1%	66.9%
ADR	$122.86	$131.14
RevPAR	$94.72	$87.75

The following table depicts pro-forma operating information of the Barceló Portfolio and the Grace Portfolio as if we had owned each portfolio for the full periods presented.

	Three Months Ended
Pro-forma	March 31, 2015	March 31, 2014
Number of rooms	14,922	14,922
Occ	72.3%	70.8%
ADR	$117.79	$111.27
RevPAR	$85.13	$78.74
RevPAR growth rate	8.1%	NA

The pro-forma RevPAR growth rate for the three months ended March 31, 2015, compared to the three months ended March 31, 2014 of 8.1%, was driven by growth in occupancy and ADR. Other non-room operating revenues for the portfolio include food and beverage, which represented approximately 5.1% of total revenues, and other ancillary revenues such as conference center, market, parking, telephone and cancellation fees which represented approximately 2.8% of total revenues, for the three months ended March 31, 2015.

Our hotel operating expenses consist primarily of labor expenses incurred in the day-to-day operation of our hotels. Our hotels have a variety of fixed expenses, such as essential hotel staff, real estate taxes and insurance, and these expenses do not change materially even if the revenues at the hotels fluctuate. Our primary hotel operating expenses are described below:

•	Rooms expense: These costs include labor (housekeeping and rooms operation), reservation systems, room supplies, linen and laundry services. Occupancy is the major driver of rooms expense, due to the cost of cleaning the rooms, with additional expenses that vary with the level of service and amenities provided.
•	Food and beverage expense: These expenses primarily include labor and the cost of food and beverage. Occupancy and the type of customer staying at the hotel (for example, catered functions generally are more profitable than outlet sales) are the major drivers of food and beverage expense, which correlates closely with food and beverage revenue.
•	Management fees: Base management fees paid are computed as a percentage of gross revenue. Incentive management fees may be paid when operating profit or other performance metrics exceed certain threshold levels.
•	Other property-level operating costs: These expenses include labor and other costs associated with other ancillary revenue, such as conference center, parking, market and other guest services, as well as labor and other costs associated with administrative and general, sales and marketing, brand related fees, repairs, maintenance and utility costs. In addition, these expenses include real and personal property taxes and insurance, which are relatively inflexible and do not necessarily change based on changes in revenue or performance at the hotels.

Total hotel operating expenses were $35.2 million, or approximately 64.2% of total hotel revenues for the three months ended March 31, 2015. Net loss for the three months ended March 31, 2015, was approximately $40.0 million, primarily attributable to acquisition and transaction related costs of $37.3 million incurred in the acquisition of the Grace Portfolio.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of real estate and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or expected by customers or franchisors for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may not be fully informative. Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indicators exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including operating revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net operating revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, because impairments are based on estimated undiscounted future cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, ADR, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and modified funds from operations (“MFFO”), as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

There have been changes in the accounting and reporting promulgations under GAAP that were put into effect in 2009 subsequent to the establishment of NAREIT’s definition of FFO, such as the change to expense as incurred rather than capitalize and depreciate acquisition fees and expenses incurred for business combinations. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation, but have a limited and defined acquisition period. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association (the “IPA”), an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we continue to purchase a significant amount of new assets. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring properties and once our portfolio is stabilized. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and our portfolio has been stabilized. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, fair value adjustments of derivative financial instruments and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income during the period in which the asset is acquired. These expenses are paid in cash by us and therefore such funds will not be available to invest in other assets, pay operating expenses or fund distributions. MFFO that excludes such costs and expenses would only be comparable to that of non-listed REITs that have completed their acquisition activities and have similar operating characteristics as us. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives as items which are unrealized and may not ultimately be realized. We view both gains and losses from dispositions of assets and fair value adjustments of derivatives as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. While we are responsible for managing interest rate, hedge and foreign exchange risk, we will retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are not reflective of ongoing operations. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors.

We believe that management’s use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, which have defined acquisition periods and targeted exit strategies, and allow us to evaluate our performance against other non-listed REITs. For example, acquisitions costs are funded from the proceeds of our Offering and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way. Accordingly, comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an ongoing offering such as our Offering where the price of a share of common stock is a stated value and there is no NAV determination during the offering phase, except to the extent we commence calculating NAV prior to the closing of our Offering.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

The table below reflects the items deducted or added to net loss in our calculation of FFO and MFFO for the three months ended March 31, 2015 and for the three months ended March 31, 2014, excluding Predecessor results (in thousands):

	For the Three Months Ended March 31, 2015	For the Period from March 21 to March 31, 2014
Net loss (in accordance with GAAP)	$(39,976)	$(5,282)
Depreciation and amortization	7,071	122
Depreciation and amortization of unconsolidated entities	111	13
FFO	(32,794)	(5,147)
Acquisition fees and expenses	37,283	4,458
Amortization of below-market lease asset, net	105	—
MFFO	$4,594	$4,458

Cash Flows

Net cash used in operating activities was $31.7 million for the three months ended March 31, 3015. Cash used in operating activities was negatively impacted primarily by acquisition and transaction related costs incurred in the acquisition of the Grace Portfolio, increases in restricted cash and prepaids and other assets, partially offset by increases in accounts payable and accrued expenses. Net cash used in investing activities was $388.7 million for the three months ended March 31, 2015. Cash used in investing activities were primarily attributable to the acquisition of the Grace Portfolio. Net cash flow provided by financing activities was $350.0 million for the three months ended March 31, 2015. Cash provided by financing activities was primarily impacted by proceeds from the issuance of common stock and proceeds from the Additional Grace Mortgage Loan incurred in connection with the Grace acquisition.

Election as a REIT

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ended December 31, 2014. In order to qualify as a REIT, we must annually distribute to our stockholders 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain, and must comply with a number of other organizational and operational requirements. We generally will not be subject to U.S. federal income tax on that portion of our REIT taxable income which is distributed to our stockholders. Our hotels are leased to TRSs which are owned by the OP. A TRS is subject to federal, state and local income taxes. If we fail to remain qualified for taxation purposes as a REIT in any subsequent year after electing REIT status and do not qualify for certain statutory relief provisions, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify as a REIT. Such an event could materially and adversely affect our net income and cash available for distribution.

Liquidity and Capital Resources

We are offering and selling to the public in our primary offering up to 80,000,000 shares of our common stock at up to $25.00 per share (subject to certain volume discounts). We also are offering up to 21,052,631 shares of common stock under our DRIP, initially at $23.75 per share, which is 95.0% of the primary offering price. Beginning with the NAV pricing date, we will calculate NAV and will offer shares in our primary offering and under our DRIP at per share NAV (plus applicable selling commissions and dealer manager fees for shares sold in our primary offering), subject to certain limitations. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP.

On February 3, 2014, we had raised proceeds sufficient to break escrow in connection with our Offering. We received and accepted aggregate subscriptions in excess of the $2.0 million minimum and issued shares of common stock to our initial investors who were simultaneously admitted as stockholders. We purchased our first properties and commenced our real estate operation on March 21, 2014. As of March 31, 2015, we owned the Barceló Portfolio and the Grace Portfolio which collectively had an aggregate purchase price of approximately $1.9 billion. As of March 31, 2015, we had 16.9 million shares of common stock outstanding, including share issued under the DRIP, for cumulative gross proceeds of $420.2 million.

As of March 31, 2015, we had cash of $61.4 million. Our principal demands for cash are for the purchase price of any properties, loans and securities we acquire, capital improvement costs, the payment of our operating and administrative expenses, continuing debt service obligations and distributions to our stockholders. Our principal sources of cash are Offering proceeds, cash from operations and mortgage or other indebtedness to finance or refinance our investments. Potential future sources of cash include secured or unsecured financings from banks or other lenders, establishing additional lines of credit and proceeds from the sale of properties. Currently, we have not identified any additional sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.

We continue to rely significantly on proceeds from our Offering to fund our operations. As of March 31, 2015, all of the cash distributions paid since the commencement of the Offering have been funded from Offering proceeds, including Offering proceeds which were reinvested in common stock issued pursuant to the DRIP. We anticipate that as we realize the expected economic benefits of the Grace Portfolio, adequate cash will be generated from operations to fund our operating and administrative expenses, continuing debt service obligations and the payment of distributions, but there is no assurance we will be able to do so.

We expect to use substantial Offering proceeds to reduce our leverage levels. Prior to our entry into an agreement to acquire the Grace Portfolio in May 2014, a majority of our independent directors waived the total portfolio leverage requirement of our charter with respect to the acquisition of the Grace Portfolio should such total portfolio leverage exceed 300% of our total “net assets” (as defined in our charter) upon the acquisition of the Grace Portfolio. Following the acquisition of the Grace Portfolio in February 2015, our total portfolio leverage (which includes the Grace Preferred Equity Interests, as defined and described in Note 3) exceeded this 300% limit, and we expect it will continue to do so for some time. As of March 31, 2015, our total portfolio leverage was 538%. As of March 31, 2015, the principal amount of our outstanding secured financing, which excludes the Grace Preferred Equity Interests, was approximately 60% of the total value of our real estate investments and our other assets.

Since the closing of the Grace Acquisition, we have used an aggregate of $81.4 million of Offering proceeds to reduce indebtedness, including the repayment in full of the $63.1 million Barceló Promissory Note (together with approximately $3.5 million deferred payment with respect to the March 2014 acquisition of the

Georgia Tech Hotel & Conference Center) and mandatory redemption of the Grace Preferred Equity Interests of $13.0 million. Following this mandatory redemption, approximately $434.1 million remained outstanding under the Grace Preferred Equity Interests. As required under the terms of the Grace Preferred Equity Interest, we intend to continue to use 35.0% of Offering proceeds to redeem the Grace Preferred Equity Interests at par, up to a maximum of $350.0 million in redemptions for any 12-month period. We expect that upon repayment of the Grace Preferred Equity Interests in full we will have reduced our portfolio leverage to below the 300% maximum limit. We may also use proceeds from the Offering to pay interest, principal and to meet other obligations under our other debt obligations. There can be no assurance we will be able to raise the funds required to meet these objectives on a timely basis, or at all.

Our ability to fund our operations is subject to some uncertainties. To generate working capital we are dependent upon our success at attracting and retaining preferred hotel brands and the economic and business environments of the various markets in which our properties are located. While not expected, if we desire to sell assets to generate liquidity, our ability to do so will be partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates, as well as our ability to obtain the consent of the applicable debt securing the assets. In general, our policy will be to pay distributions from cash flow from operations. However, if we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, advances from our Advisor, our Advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may continue to use the Offering proceeds. Moreover, our board of directors may change this policy, in its sole discretion, at any time.

We have acquired, and intend to continue acquiring new investments with cash and mortgage or other debt, but we also may acquire new investments free and clear of permanent mortgage or other indebtedness by paying the entire purchase price for the asset in cash or in OP Units. Our ability to grow our portfolio will be dependent on the availability of Offering proceeds to deploy into new investments. Our ability to continue to raise equity through the Offering is subject to economic and market conditions and investors’ appetite in hotel investments generally and our hotel portfolio specifically. Further, we have a variety of other liquidity commitments that may utilize all or a significant portion of our Offering proceeds.

We expect to make substantial capital improvements to our hotel properties, including the hotels in the Grace Portfolio. In connection with the acquisition of the Grace Portfolio, our franchisors required property improvements plans, or PIPs, which set forth their renovation requirements. In addition, pursuant to the terms of the Assumed Grace Indebtedness, we are required to make an aggregate of $73.5 million in periodic PIP reserve deposits during 2015 and 2016 to cover a portion of the estimated costs of the PIPs on the total 96 hotels collateralizing that debt. In addition, pursuant to a guaranty entered into in connection with the Assumed Grace Indebtedness, we are required to guarantee the difference between (i) the cost of the PIPs with respect to those 96 hotels during the 24-month period following the acquisition of the Grace Portfolio, estimated to be $102.0 million, and (ii) the amount actually deposited into the PIP reserve with respect to the Assumed Grace Indebtedness. Pursuant to the terms of the Additional Grace Mortgage Loan, we are required to make an aggregate of $20.0 million in periodic PIP reserve deposits during 2015 and 2016 to cover a portion of the estimated costs of the PIPs on the total 21 hotels collateralizing that debt. During the quarter ended March 31, 2015, we made total PIP reserve deposits under the Grace Indebtedness of $13.0 million. The Grace Indebtedness also requires us to deposit 4.0% of the gross revenue of the hotels into a separate account for the ongoing replacement or refurbishment of furniture, fixtures and equipment at the hotels. We expect to fund capital expenditure from proceeds from the Offering and cash provided by operations. However, if liquidity from these sources is insufficient to cover our commitments, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties. There is no assurance that such funds will be available, or if available, that the terms will be acceptable to us or commercially reasonable.

Acquisitions

Our Advisor evaluates potential acquisitions of real estate and real estate related assets and engages in negotiations with sellers and borrowers on our behalf. Investors should be aware that after a purchase contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence and fully negotiated binding agreements. During this period, we may decide to temporarily invest any unused proceeds from common stock offerings in certain investments that could yield lower returns than the properties. These lower returns may adversely affect our ability to make distributions.

Distributions

On February 3, 2014, our board of directors declared distributions payable to stockholders of record each day during the applicable month equal to $0.00465753425 per day, which is equivalent to $1.70 per annum, per share of common stock. The first distribution was paid in May 2014 to record holders in April 2014. The distributions are payable by the fifth day following each month end to stockholders of record at the close of business each day during the prior month.

The below table shows the distributions paid on shares outstanding for the period ended March 31, 2015 (in thousands).

Payment Date	Weighted Average Shares Outstanding(1)	Amount Paid in Cash	Amount Issued under DRIP
January 4, 2015	9,441	$718	$647
February 2, 2015	10,888	823	749
March 2, 2015	12,755	866	799
Total		$2,407	$2,195

(1)	Represents the weighted average shares outstanding for the period related to the respective payment date.

The following table shows the sources for the payment of distributions to common stockholders for the three months ended March 31, 2015. There were no distributions to common stockholders for the three months ended March 31, 2014 (in thousands).

	Three Months Ended March 31, 2015
Distributions:
Distributions paid in cash directly to stockholders	$2,407
Distributions reinvested in common stock issued under the DRIP	2,195
Total distributions	$4,602
Source of distribution coverage:
Cash flows provided by operations	$—	—%
Offering proceeds from issuance of common stock	2,407	52.3%
Offering proceeds reinvested in common stock issued under DRIP	2,195	47.7%
Total sources of distributions	$4,602	100.0%
Cash flows provided by (used in) operations (GAAP)	$(31,679)
Net loss (GAAP)	$(39,976)

The following table compares cumulative distributions paid to cumulative net income (in accordance with GAAP) for the period from July 25, 2013 (date of inception) through March 31, 2015 (in thousands)(1):

For the Period from July 25, 2013 (date of inception) to March 31, 2015
Distributions paid:
Common stockholders in cash and reinvested in DRIP	$8,072
Total distributions paid	$8,072
Reconciliation of net loss:
Revenues	$89,697
Acquisition and transaction related	(48,167)
Depreciation and amortization	(9,867)
Other operating expenses	(64,118)
Other non-operating expenses	(20,585)
Income tax	(1,783)
Net loss (in accordance with GAAP)	$(54,823)
Cash flows used in operations	$(41,330)
FFO	$(44,502)

(1)	The results for the Predecessor were not included in the above table as these results would not impact the sources of distributions.

For the period from our inception in July 2013 through March 31, 2015, we funded all of our distributions with proceeds from our IPO, including proceeds from our IPO which were reinvested in common stock issued pursuant to our DRIP. To the extent we pay distributions in excess of cash flows provided by operations, our stockholders’ investment in our common stock may be adversely impacted.

Contractual Obligations

We have the following contractual obligations as of March 31, 2015:

Debt Obligations:

The following is a summary of our mortgage notes payable obligation as of March 31, 2015 (in thousands):

	Total	2015	2016 – 2018	2019	Thereafter
Principal payments due on mortgage notes payable	$1,176,401	$—	$227,000	$949,401	$—
Interest payments due on mortgage notes payable	186,893	37,390	135,972	13,531	—
Total	$1,363,294	$37,390	$362,972	$962,932	$—

Interest payments due on our mortgage note payable are held in a restricted depository account at the lender during the month prior to being due to the lender. Mortgage notes payable due dates assume exercise of all Borrower extension options.

The following is a summary of our promissory notes payable obligations as of March 31, 2015 (in thousands):

	Total	2015	2016 – 2018	2019	Thereafter
Principal payments due on promissory notes payable	$64,849	$63,074	$—	$1,775	$—
Interest payments due on promissory notes payable	1,064	787	243	34	—
Total	$65,913	$63,861	$243	$1,809	$—

As of May 14, 2015, we have repaid in full the amount due on the Barceló Promissory Note, and the Property Improvement Plan Promissory Note (See Note 14 — Subsequent Events).

The following is a summary of our mandatorily redeemable preferred securities as of March 31, 2015 (in thousands):

	Total	2015	2016 – 2018	2019	Thereafter
Principal payments due on mandatorily redeemable preferred securities	$447,097	$—	$273,448	$173,649	$—
Interest payments due on mandatorily redeemable preferred securities	117,769	25,550	88,870	3,349	—
Total	$564,866	$25,550	$362,318	$176,998	$—

Maturity dates assume repayment pursuant to mandatory redemption provisions of the securities, other than the requirement to use 35% of Offering proceeds to redeem securities at par. Actual repayment dates are expected to be significantly earlier.

Lease Obligations:

The following table reflects the minimum base rental cash payments due from us over the next five years and thereafter for our ground and other lease obligations as of March 31, 2015 (in thousands):

	Total	2015	2016 – 2018	2019	Thereafter
Lease payments due	$112,906	$3,825	$15,351	$5,134	$88,596

Related Party Transactions and Agreements

We have entered into agreements with affiliates of our Sponsor, whereby we have paid and will continue to pay certain fees or reimbursements to our Advisor, its affiliates and entities under common control with our Advisor in connection with acquisition and financing activities, sales and maintenance of common stock under our Offering, transfer agency services, asset and property management services and reimbursement of operating and offering related costs. See Note 12 — Related Party Transactions and Arrangements, to our accompanying condensed consolidated/combined financial statements included in this Quarterly Report on Form 10-Q for a discussion of the various related party transactions, agreements and fees applicable during this period.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or interest rates. Our long-term debt, which consists of secured financings, bears interest at fixed and variable rates. Our interest rate risk management objectives are to limit the impact of interest rate changes in earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as swaps, collars and treasury lock agreements in order to mitigate our interest rate risk with respect to various debt instruments. We would not hold or issue these derivative contracts for trading or speculative purposes.

As of March 31, 2015, we had not fixed the interest rate for $1.13 billion of our secured variable-rate debt. As a result, we are subject to the potential impact of rising interest rates, which could negatively impact our profitability and cash flows. In order to mitigate our exposures to changes in interest rates, we have entered into two interest rate cap agreements with respect to approximately $903.9 million of our variable-rate debt. The estimated impact on our annual results of operations, of an increase or decrease of 100 basis points in interest rates, would be to increase or decrease remaining annual interest expense by approximately $8.6 million. The estimated impact assumes no changes in our capital structure. As the information presented above includes only those exposures that exist as of March 31, 2015, it does not consider those exposures or positions that could arise after that date. The information represented herein has limited predictive value. Future actual realized gains or losses with respect to interest rate fluctuations will depend on cumulative exposures, hedging strategies employed and the magnitude of the fluctuations.

Item 4. Controls and Procedures.

In accordance with Rules 13a-15(b) and 15d-15(b) of the Exchange Act, we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q and determined that the disclosure controls and procedures are effective.

No change occurred in our internal controls over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) of the Exchange Act) during the three months ended March 31, 2015 that has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

PART II — OTHER INFORMATION

Item 1. Legal Proceedings.

We are not a party to any material pending legal proceedings.

Item 1A. Risk Factors.

There have been no material changes to the risk factors disclosed in our 2014 Annual Report on Form 10-K, except as set forth below.

We intend to use substantial available proceeds from our Offering to reduce our borrowings, which may limit our ability to pay distributions from Offering proceeds or acquire additional properties.

Prior to our entry into an agreement to acquire the Grace Portfolio in May 2014, a majority of our independent directors waived the total portfolio leverage requirement of our charter with respect to the acquisition of the Grace Portfolio should such total portfolio leverage exceed 300% of our total “net assets” (as defined in our charter) upon the acquisition of the Grace Portfolio. Following the acquisition of the Grace Portfolio in February 2015, our total portfolio leverage (which includes the Grace Preferred Equity Interests) exceeded this 300% limit, and we expect it will continue to do so for some time. As of March 31, 2015, our total portfolio leverage was 538%. As of March 31, 2015, the principal amount of our outstanding secured financing, which excludes the Grace Preferred Equity Interests, was approximately 60% of the total value of our real estate investments and our other assets.

Since the closing of the Grace Acquisition, we have used an aggregate of $81.4 million of Offering proceeds to reduce indebtedness, including the repayment in full of the $63.1 million Barceló Promissory Note (together with approximately $3.5 million deferred payment with respect to the March 2014 acquisition of the Georgia Tech Hotel & Conference Center) and mandatory redemption of the Grace Preferred Equity Interests of $13.0 million. Following this mandatory redemption, approximately $434.1 million remained outstanding under the Grace Preferred Equity Interests. As required under the terms of the Grace Preferred Equity Interests, we intend to continue to use 35.0% of Offering proceeds to redeem the Grace Preferred Equity Interests at par, up to a maximum of $350.0 million in redemptions for any 12-month period. We expect that upon repayment of the Grace Preferred Equity Interests in full we will have reduced our portfolio leverage to below the 300% maximum limit. We may also use proceeds from the Offering to pay interest, principal and to meet other obligations under our other debt obligations.

There can be no assurance we will be able to raise the funds required to meet these objectives on a timely basis, or at all. Moreover, since our inception, we have been dependent upon Offering proceeds to fund all of our distributions and a portion of the purchase price for new hotel investments. Therefore, the continued use of substantial Offering proceeds to repay debt may limit our ability to pay distributions from Offering proceeds or acquire additional properties. Moreover, the continued use of substantial Offering proceeds to repay debt will also reduce the available cash flow to fund working capital, capital expenditures, including the funding of PIP reserves required under the Grace Indebtedness, and other general corporate purposes, which could have a material adverse impact on our business and reduce cash available for distributions to holders of our common stock.

Since our inception, all of our distributions have been paid from proceeds of our Offering. Distributions paid from sources other than our cash flows from operations, particularly from proceeds of our Offering, will result in us having fewer funds available to reduce our borrowings as intended and acquire additional properties and may adversely affect our ability to fund future distributions.

During the year ended December 31, 2014 and the three months ended March 31, 2015, we paid distributions of $3.5 million and $4.6 million, respectively, all of which were funded from proceeds of our Offering, including proceeds of our Offering which were reinvested in common stock issued pursuant to the DRIP. Since our inception, all of our distributions have been paid from proceeds of our Offering.

We may pay distributions from unlimited amounts of any source, including borrowing funds, using proceeds from our Offering, issuing additional securities or selling assets. We have not established any limit on the amount of proceeds from our Offering that may be used to fund distributions, except in accordance with our organizational documents and Maryland law.

We anticipate that as we realize the expected benefits of the Grace Portfolio our cash flow from operations will fund distributions, but there can be no assurance we will be able to generate sufficient cash flow from operations to do so. We may continue in the future to pay distributions from sources other than from our cash flows from operations, including proceeds from our Offering.

Using proceeds from our Offering to pay distributions, especially if the distributions are not reinvested through our DRIP, reduces cash available for investment in assets or other purposes and will likely reduce our per share stockholder equity.

We may continue not to generate sufficient cash flows from operations to fully pay distributions, and our ability to use cash flows from operations to pay distributions in the future may also be adversely impacted by our substantial indebtedness. If we have not generated sufficient cash flows from our operations and other sources, such as from borrowings, the sale of additional securities, advances from our Advisor, and our Advisor’s deferral, suspension or waiver of its fees and expense reimbursements, to fund distributions, we may continue to use the proceeds from our Offering, although we currently intend to use substantial proceeds from our Offering to reduce our borrowings, which could limit our ability to pay distribution from proceeds from our Offering for some time. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders, from which we will have already paid Offering expenses in connection with our IPO. We have not established any limit on the amount of proceeds from our Offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

Funding distributions from borrowings could restrict the amount we can borrow for investments, which may, among other things, affect our earnings. Funding distributions with the sale of assets or the proceeds of our Offering may affect our ability to generate additional operating cash flows. Funding distributions from the sale of additional securities could dilute our stockholders’ interest in us if we sell shares of our common stock or securities that are convertible or exercisable into shares of our common stock to third-party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flows from operations, affect our earnings or affect the distributions payable to our stockholders upon a liquidity event, any or all of which may have an adverse effect on our stockholders’ investment in our common stock.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

We did not sell any equity securities that were not registered under the Securities Act during the three months ended March 31, 2015.

On January 7, 2014, the SEC declared effective our Registration Statement, and we commenced our Offering on a “reasonable best efforts” basis of up to 80.0 million shares of common stock, a maximum of $2.0 billion of common stock. The Registration Statement also registers approximately 21.1 million shares of common stock pursuant the DRIP under which common stockholders may elect to have their distributions reinvested in additional shares of common stock.

Through March 31, 2015, we have received $416.4 million in gross proceeds from the Offering which we have used as follows: (i) $39.6 million to pay selling commissions and dealer manager fees to our Dealer Manager; (ii) $9.9 million to pay other Offering expenses, up to 2.0% of which may be reimbursed to our Advisor at the close of the Offering once we have invested all the proceeds of the Offering; (iii) $43.2 million to pay acquisition fees and financing coordination fees to our Advisor; (iv) $8.1 million to pay distributions to our stockholders; (v) $220.7 million to fund part of the purchase price of the Grace Portfolio; (vi) $4.0 million to fund capital expenditures.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

None.

Item 5. Other Information.

None.

Item 6. Exhibits.

EXHIBIT INDEX

The following exhibits are included in this Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
10.1(1)	Amended and Restated Limited Liability Company Agreement of ARC Hospitality Portfolio I Holdco, LLC dated February 27, 2015
10.2(1)	Amended and Restated Limited Liability Company Agreement of ARC Hospitality Portfolio II Holdco, LLC dated February 27, 2015
10.3(1)	Assumption and Release Agreement (Mezzanine) dated February 27, 2015 by and among WNT MEZZ I, LLC, ARC HOSPITALITY PORTFOLIO I MEZZ, LP, U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-MZ MEZZANINE TRUST, COMMERCIAL MEZZANINE PASS-THROUGH CERTIFICATES, WHITEHALL STREET GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, and WHITEHALL PARALLEL GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., and AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
10.4(1)	Assumption and Release Agreement dated February 27, 2015 by and among W2007 EQUITY INNS REALTY, LLC, W2007 EQUITY INNS REALTY, L.P., ARC HOSPITALITY PORTFOLIO I OWNER, LLC, ARC HOSPITALITY PORTFOLIO I BHGL OWNER, LLC, ARC HOSPITALITY PORTFOLIO I PXGL OWNER, LLC, ARC HOSPITALITY PORTFOLIO I GBGL OWNER, LLC, ARC HOSPITALITY PORTFOLIO I NFGL OWNER, LLC, ARC HOSPITALITY PORTFOLIO I MBGL 1000 OWNER, LLC, ARC HOSPITALITY PORTFOLIO I MBGL 950 OWNER, LLC, ARC HOSPITALITY PORTFOLIO I NTC OWNER, LP, ARC HOSPITALITY PORTFOLIO I DLGL OWNER, LP, ARC HOSPITALITY PORTFOLIO I SAGL OWNER, LP, U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, WHITEHALL STREET GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, WHITEHALL PARALLEL GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership and AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
10.5(1)	Supplemental Agreement dated February 27, 2015, by and among American Realty Capital Hospitality Operating Partnership, L.P., American Realty Capital Hospitality Trust, Inc., Nicholas S. Schorsch, William M. Kahane, Edward M. Weil, Jr., Peter M. Budko, Whitehall Street Global Real Estate Limited Partnership 2007, Whitehall Parallel Global Real Estate Limited Partnership 2007, among others.
10.6(1)	Payment Guaranty Agreement dated as of February 27, 2015 by AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC. to and for the benefit of U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.
10.7(1)	Loan Agreement dated as of February 27, 2015 between the borrowers listed on schedule II thereto, Ladder Capital Finance LLC and Deutsche Bank AG, New York Branch.
10.8(1)	Guaranty dated as of February 27, 2015 by AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., Nicholas S. Schorsch, William M. Kahane, Edward M. Weil, Jr., Peter M. Budko for the benefit of W2007 EQUITY INNS SENIOR MEZZ, LLC.

Exhibit No.	Description
10.9(1)	Guaranty dated as of February 27, 2015, by AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., Nicholas S. Schorsch, William M. Kahane, Edward M. Weil, Jr., Peter M. Budko for the benefit of W2007 EQUITY INNS PARTNERSHIP, L.P. and W2007 EQUITY INNS TRUST.
10.10(1)	Environmental Indemnity Agreement dated as of February 27, 2015 by AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., Nicholas S. Schorsch, William M. Kahane, Edward M. Weil, Jr., Peter M. Budko for the benefit of W2007 EQUITY INNS SENIOR MEZZ, LLC
10.11(1)	Environmental Indemnity Agreement dated as of February 27, 2015, by AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., Nicholas S. Schorsch, William M. Kahane, Edward M. Weil, Jr., Peter M. Budko for the benefit of W2007 EQUITY INNS PARTNERSHIP, L.P. and W2007 EQUITY INNS TRUST.
10.12(1)	Mandatory Redemption Guaranty dated as of February 27, 2015 by AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., Nicholas S. Schorsch, William M. Kahane, Edward M. Weil, Jr., Peter M. Budko for the benefit of W2007 EQUITY INNS SENIOR MEZZ, LLC
10.13(1)	Mandatory Redemption Guaranty dated as of February 27, 2015, by AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., Nicholas S. Schorsch, William M. Kahane, Edward M. Weil, Jr., Peter M. Budko for the benefit of W2007 EQUITY INNS PARTNERSHIP, L.P. and W2007 EQUITY INNS TRUST.
31.1*	Certification of the Principal Executive Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2*	Certification of the Principal Financial Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32*	Written statements of the Principal Executive Officer and Principal Financial Officer of the Company pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101*	XBRL (eXtensible Business Reporting Language). The following materials from American Realty Capital Hospitality Trust, Inc.’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015, formatted in XBRL: (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations and Comprehensive Loss, (iii) the Consolidated Statements of Changes in Stockholders’ Equity, (iv) the Consolidated Statements of Cash Flows and (v) the Notes to the Consolidated Financial Statements. As provided in Rule 406T of Regulation S-T, this information in furnished and not filed for purpose of Sections 11 and 12 of the Securities Act and Section 18 of the Exchange Act

(1)	Filed as an exhibit to the Company’s Form 10-K filed with the SEC on March 31, 2015.
*	Filed herewith

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
Dated: May 14, 2015	By: /s/ Jonathan P. Mehlman Name: Jonathan P. Mehlman Title: Chief Executive Officer and President (Principal Executive Officer)
Dated: May 14, 2015	By: /s/ Edward T. Hoganson Name: Edward T. Hoganson Title: Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)